Exhibit 2.1 AGREEMENT AND PLAN OF MERGER among KUVA LABS INC., KUVA ACQUISITION CORP. and LISATA THERAPEUTICS, INC. Dated as of March 6, 2026

TABLE OF CONTENTS ARTICLE I THE OFFER ............................................................................................................... 2 Section 1.1. The Offer ..................................................................................................... 2 Section 1.2. Company Consent; Schedule 14D-9 ........................................................... 5 Section 1.3. Stockholder Lists ........................................................................................ 6 ARTICLE II THE MERGER.......................................................................................................... 6 Section 2.1. The Merger.................................................................................................. 6 Section 2.2. Closing; Effective Time .............................................................................. 6 Section 2.3. Effects of the Merger .................................................................................. 6 Section 2.4. Certificate of Incorporation and Bylaws of the Surviving Corporation ..... 7 Section 2.5. Directors and Officers ................................................................................. 7 Section 2.6. Merger Without a Vote of Stockholders ..................................................... 7 ARTICLE III EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS ................................................................................. 7 Section 3.1. Conversion of Securities ............................................................................. 7 Section 3.2. Rollover Shares ........................................................................................... 8 Section 3.3. Treatment of Equity Awards and Company Warrants ................................ 8 Section 3.4. Dissenting Shares ...................................................................................... 10 Section 3.5. Surrender of Shares ................................................................................... 11 Section 3.6. Section 16 Matters .................................................................................... 13 Section 3.7. Withholding .............................................................................................. 13 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................. 14 Section 4.1. Organization and Corporate Power; Subsidiaries ..................................... 14 Section 4.2. Authorization; Valid and Binding Agreement .......................................... 15 Section 4.3. Capital Stock ............................................................................................. 15 Section 4.4. No Breach ................................................................................................. 17 Section 4.5. Consents .................................................................................................... 17 Section 4.6. SEC Reports; Disclosure Controls and Procedures .................................. 18 Section 4.7. No Undisclosed Liabilities ........................................................................ 19 Section 4.8. Absence of Certain Development ............................................................. 19 Section 4.9. Compliance with Laws ............................................................................. 20 Section 4.10. Title to Tangible Properties ...................................................................... 21 Section 4.11. Tax Matters ............................................................................................... 21 Section 4.12. Contracts and Commitments ..................................................................... 23

-ii- Section 4.13. Intellectual Property .................................................................................. 25 Section 4.14. Privacy ...................................................................................................... 28 Section 4.15. Litigation ................................................................................................... 28 Section 4.16. Insurance ................................................................................................... 29 Section 4.17. Employee Benefit Plans ............................................................................ 29 Section 4.18. Environmental Compliance and Conditions ............................................. 31 Section 4.19. Employment and Labor Matters ............................................................... 32 Section 4.20. FDA and Regulatory Matters .................................................................... 34 Section 4.21. Brokerage .................................................................................................. 37 Section 4.22. State Takeover Statutes ............................................................................. 37 Section 4.23. Affiliate Transactions................................................................................ 37 Section 4.24. Disclosure ................................................................................................. 38 Section 4.25. No Rights Agreement ............................................................................... 38 Section 4.26. Opinion ..................................................................................................... 38 Section 4.27. No Vote Required ..................................................................................... 38 Section 4.28. No Other Representations and Warranties ................................................ 38 ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER ................................................................................................................... 39 Section 5.1. Organization and Corporate Power ........................................................... 39 Section 5.2. Authorization; Valid and Binding Agreement .......................................... 39 Section 5.3. No Breach ................................................................................................. 39 Section 5.4. Consents .................................................................................................... 40 Section 5.5. Litigation ................................................................................................... 40 Section 5.6. Disclosure ................................................................................................. 40 Section 5.7. Brokerage .................................................................................................. 41 Section 5.8. Operations of Purchaser ............................................................................ 41 Section 5.9. Ownership of Shares ................................................................................. 41 Section 5.10. Vote/Approval Required ........................................................................... 41 Section 5.11. Financial Ability ....................................................................................... 41 Section 5.12. Disclaimer of Reliance .............................................................................. 42 Section 5.13. No Other Representations and Warranties ................................................ 43 ARTICLE VI COVENANTS ....................................................................................................... 43 Section 6.1. Covenants of the Company ....................................................................... 43 Section 6.2. Access to Information; Confidentiality ..................................................... 46 Section 6.3. Acquisition Proposals ............................................................................... 47

-iii- Section 6.4. Employment and Employee Benefits Matters .......................................... 50 Section 6.5. Directors’ and Officers’ Indemnification and Insurance .......................... 52 Section 6.6. Further Action; Efforts .............................................................................. 53 Section 6.7. Public Announcements ............................................................................. 54 Section 6.8. Approval of Compensation Actions.......................................................... 55 Section 6.9. Conduct of Parent and Purchaser .............................................................. 55 Section 6.10. No Control of the Company’s Business.................................................... 56 Section 6.11. Ownership of Company Securities ........................................................... 56 Section 6.12. Stockholder Litigation .............................................................................. 56 Section 6.13. Stock Exchange Delisting; Deregistration ................................................ 56 Section 6.14. Director Resignation and Officer Separation Agreements ....................... 56 Section 6.15. Financing................................................................................................... 57 Section 6.16. Intended Tax Treatment ............................................................................ 57 ARTICLE VII CONDITIONS OF MERGER .............................................................................. 58 Section 7.1. Conditions to Obligation of Each Party to Effect the Merger .................. 58 ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER .......................................... 58 Section 8.1. Termination by Mutual Agreement .......................................................... 58 Section 8.2. Termination by Either Parent or the Company ......................................... 58 Section 8.3. Termination by the Company ................................................................... 58 Section 8.4. Termination by Parent............................................................................... 59 Section 8.5. Effect of Termination ................................................................................ 60 Section 8.6. Expenses ................................................................................................... 62 Section 8.7. Amendment and Waiver ........................................................................... 62 ARTICLE IX GENERAL PROVISIONS .................................................................................... 62 Section 9.1. Non-Survival of Representations, Warranties, Covenants and Agreements ............................................................................................... 62 Section 9.2. Notices ...................................................................................................... 62 Section 9.3. Certain Definitions .................................................................................... 63 Section 9.4. Severability ............................................................................................... 77 Section 9.5. Assignment ............................................................................................... 77 Section 9.6. Entire Agreement; Third-Party Beneficiaries ........................................... 77 Section 9.7. Governing Law ......................................................................................... 78 Section 9.8. Headings ................................................................................................... 78 Section 9.9. Counterparts .............................................................................................. 78 Section 9.10. Parent Performance Guaranty ................................................................... 78

-iv- Section 9.11. Jurisdiction; Waiver of Jury Trial ............................................................. 78 Section 9.12. Service of Process ..................................................................................... 79 Section 9.13. Specific Performance ................................................................................ 79 Section 9.14. Interpretation ............................................................................................. 80 Annexes Annex I Conditions to the Offer Annex II Certificate of Incorporation of the Surviving Corporation Annex III Bylaws of the Surviving Corporation Annex IV Merger Control Laws Annex V Form of Contingent Value Rights Agreement Annex VI Form of Support Agreement Annex VII Capital Commitment Letter

AGREEMENT AND PLAN OF MERGER AGREEMENT AND PLAN OF MERGER, dated as of March 6, 2026 (this “Agreement”), among Kuva Labs Inc., a Delaware corporation (“Parent”), Kuva Acquisition Corp., a Delaware corporation and directly wholly owned Subsidiary of Parent (“Purchaser”), and Lisata Therapeutics, Inc., a Delaware corporation (the “Company”). WHEREAS, the Company’s outstanding capital stock consists of shares of Company Common Stock (each, a “Common Share” and collectively, “Common Shares”) and shares of Company Preferred Stock (each, a “Preferred Share” and collectively, “Preferred Shares”) (Common Shares, together with Preferred Shares, “Shares”); WHEREAS, the boards of directors of Parent, Purchaser and the Company each have approved the acquisition of the Company on the terms and subject to the conditions set forth in this Agreement, and, accordingly, Purchaser has agreed to commence a tender offer (as it may be amended, modified or extended from time to time as permitted by this Agreement, the “Offer”) to purchase any (subject to the Minimum Tender Condition) and all of the issued and outstanding Common Shares, for $5.00 per Common Share, net to the seller in cash, without interest (the “Closing Amount”) plus one contingent value right per Share (a “CVR”) that shall represent the right to receive the Milestone Payment, as such term is defined in the Contingent Value Rights Agreement, in the form attached hereto as Annex V (the “CVR Agreement”) to be entered into between Parent and an agent selected by Parent and reasonably acceptable to the Company (the “Rights Agent”) at the times provided for in the CVR Agreement, net to the seller in cash, without interest (the Closing Amount plus one CVR, collectively, or any higher amount per Common Share paid pursuant to the Offer, the “Offer Price”) and less any applicable tax withholdings; WHEREAS, as soon as practicable following the consummation of the Offer, Purchaser will merge with and into the Company (the “Merger”) with the Company continuing as the surviving corporation, in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), and (i) each Common Share that is issued and outstanding immediately prior to the Effective Time (other than Shares described in Section 3.1(b) and any Dissenting Shares) will be converted into the right to receive the Offer Price, without interest (the “Common Merger Consideration”) and (ii) each Preferred Share that is issued and outstanding immediately prior to the Effective Time (other than Shares described in Section 3.1(b) and any Dissenting Shares) will be converted into the right to receive $0.0005 (which represents the Cash Amount and Milestone Payment per Preferred Share, on an as converted to Company Common Stock basis) (the “Preferred Merger Consideration” and together, with the Common Merger Consideration, as applicable, the “Merger Consideration”), upon the terms and conditions set forth herein; WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the willingness of Parent and Purchaser to enter into this Agreement, the stockholders of the Company listed on Section 1.1 of the Company Disclosure Letter (the “Rollover Stockholders”) are entering into support agreements with Parent and Purchaser, substantially in the form attached hereto as Annex VI (each, a “Support Agreement”), pursuant to which, among other things, the Rollover Stockholders agree to contribute certain of

-2- their shares of Company Common Stock (the “Rollover Shares”) held by the Rollover Stockholders to Parent, in the amount and as specified in the Support Agreement; WHEREAS, prior to or concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, the Capital Investor (as defined below) has entered into a Capital Commitment Letter (as defined below); WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (i) determined that this Agreement and the Contemplated Transactions, including the Offer and the Merger, are advisable and fair to, and in the best interests of, the Company and the holders of Shares, (ii) adopted this Agreement and approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Contemplated Transactions, including the Offer and the Merger, and (iii) resolved to recommend that the holders of Common Shares accept the Offer and tender their Common Shares pursuant to the Offer; WHEREAS, the boards of directors of Parent and Purchaser each have (i) declared it advisable for Parent and Purchaser, respectively, to enter into this Agreement and consummate the Contemplated Transactions, including the Offer and the Merger, and (ii) adopted this Agreement and approved the execution, delivery and performance by Parent and the Purchaser of this Agreement and the consummation of the Contemplated Transactions, including the Offer and the Merger; WHEREAS, the sole stockholder of Purchaser will approve and adopt this Agreement promptly following its execution; NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows: ARTICLE I THE OFFER Section 1.1. The Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Article VIII, subject to the terms and conditions of this Agreement, (i) Purchaser will, and Parent will cause Purchaser to, as promptly as practicable after the date of this Agreement ((A) but in no event later than the twentieth (20th) Business Day following the date of this Agreement, provided, that if the principal offices of the SEC in Washington, D.C. are not open to accept filings on such date, the first (1st) day after such date that the principal offices of the SEC in Washington, D.C. are open to accept filings, and (B) without the consent of the Company, not to be unreasonably withheld, conditioned or delayed, in no event earlier than the date specified in clause (A)), commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) the Offer to purchase for cash any (subject to the Minimum Tender Condition) and all Common Shares at the Offer Price. The obligation of Purchaser (and of Parent to cause

-3- Purchaser) to accept for payment and to pay for any Common Shares validly tendered and not validly withdrawn pursuant to the Offer is subject only to the satisfaction or waiver (to the extent permitted hereunder) of those conditions set forth in Annex I (the “Offer Conditions”). Unless extended in accordance with Section 1.1(a)(ii), the Offer will expire at one minute after 11:59 p.m. Eastern Time on the twentieth (20th) Business Day (calculated as set forth in Rule 14d- 1(g)(3) under the Exchange Act) following (and including the day of) the commencement of the Offer (the “Initial Expiration Date”), or, if the Offer has been extended in accordance with Section 1.1(a)(ii), at the time and date to which the Offer has been so extended (the Initial Expiration Date, and/or such later time and date to which the Offer has been extended in accordance with Section 1.1(a)(ii), the “Expiration Date”). Purchaser expressly reserves the right at any time or, from time to time, in its sole discretion, to waive any Offer Condition or modify or amend the terms of the Offer, including the Offer Price, except that, without the prior written consent of the Company, Purchaser may not (A) decrease the Offer Price, (B) change the form of the consideration payable in the Offer, (C) decrease the number of Common Shares sought pursuant to the Offer, (D) amend, modify, or waive the Minimum Tender Condition, (E) add to the Offer Conditions or impose any other conditions on the Offer, (F) amend or modify the Offer Conditions in a manner adverse to the holders of Common Shares, (G) extend the Expiration Date of the Offer except as required or permitted by Section 1.1(a)(ii), (H) decrease the Closing Amount or amend the terms of the Milestone (as defined in the CVR Agreement) or the Milestone Payment (as defined in the CVR Agreement) or (I) make any other change in the terms or conditions of the Offer that is adverse to the holders of Common Shares or that would, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Offer or the Merger or impair the ability of Parent or Purchaser to consummate the Offer. (ii) Subject to the terms and conditions of this Agreement and to the satisfaction or waiver (to the extent permitted hereunder) by Purchaser of the Offer Conditions as of any scheduled Expiration Date, Purchaser will accept for purchase and pay for any and all Common Shares validly tendered and not validly withdrawn pursuant to the Offer promptly after such scheduled Expiration Date (the date and time of acceptance for payment, the “Acceptance Time”). Purchaser shall not permit holders of Common Shares to tender Common Shares pursuant to the Offer pursuant to guaranteed delivery procedures. Purchaser will (A) extend the Offer for one or more periods of time, for up to ten (10) Business Days per extension if at any scheduled Expiration Date any Offer Condition is not satisfied and has not been waived (to the extent permitted hereunder) and (B) extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC, the staff thereof, or The Nasdaq Capital Market (“Nasdaq”) applicable to the Offer; provided, that, Purchaser is not required to, and Purchaser will not, under any circumstances, without the prior written consent of the Company, extend the Offer beyond the Outside Date. The Company will register (and will instruct its transfer agent to register) the transfer of the Common Shares accepted for payment by Purchaser effective immediately after the Acceptance Time. (b) On the date of commencement of the Offer, Parent and Purchaser will file or cause to be filed with the SEC a Tender Offer Statement on Schedule TO (collectively with all amendments and supplements thereto, the “Schedule TO”) with respect to the Offer that includes as exhibits the offer to purchase and related letter of transmittal, summary advertisement and other ancillary Offer documents and instruments pursuant to which the Offer will be made

-4- (collectively with any supplements or amendments thereto, the “Offer Documents”) and will disseminate the Offer Documents to the holders of Common Shares, in each case, as and to the extent required by applicable federal securities Laws. The Company will furnish promptly to Parent and Purchaser all information reasonably requested by Parent and Purchaser concerning the Company and required by applicable federal securities Laws to be set forth in the Offer Documents. Except from and after a Change of Board Recommendation, Parent and Purchaser will afford the Company and its counsel a reasonable opportunity to review and comment on the Offer Documents prior to their filing with the SEC (including any amendment or supplement thereto), and consider any comments from the Company or its counsel in good faith (it being understood that the Company and its counsel shall provide any comments thereon as soon as reasonably practicable). Parent and Purchaser will (i) promptly provide the Company and its counsel with a copy of any written comments (and/or a description of any oral comments) received by Parent, Purchaser or their counsel from the SEC or its staff with respect to the Offer Documents, (ii) consult with the Company regarding any such comments prior to responding thereto, and consider any comments from the Company or its counsel in good faith (it being understood that the Company and its counsel shall provide any comments thereon as soon as reasonably practicable) and (iii) promptly provide the Company with copies of any responses to any such comments, in each case, except from and after a Change of Board Recommendation. Parent and Purchaser cause the Schedule TO to comply in all material respects with the Exchange Act. Parent and Purchaser shall respond promptly to any comments of the SEC or its staff with respect to the Schedule TO. Each of Parent, Purchaser and the Company will promptly correct any information provided by it for use in the Offer Documents if and to the extent that it has become aware that such information has become false or misleading in any material respect. Parent and Purchaser will take all steps reasonably necessary to cause the Offer Documents as so corrected to be promptly filed with the SEC and disseminated to the holders of Common Shares, in each case, as and to the extent required by applicable federal securities Laws. (c) Parent will, promptly following the expiration of the Offer, provide or cause to be provided to Purchaser the funds necessary to timely purchase any Common Shares that Purchaser becomes obligated to purchase pursuant to the Offer. (d) Purchaser will not terminate the Offer prior to any scheduled Expiration Date without the prior written consent of the Company, except if this Agreement is terminated pursuant to Article VIII. If this Agreement is terminated pursuant to Article VIII, Purchaser will terminate the Offer promptly (and in any event within twenty-four (24) hours of such termination of this Agreement pursuant to Article VIII), and Purchaser will not acquire any Common Shares pursuant to the Offer. If the Offer is terminated by Purchaser, if the Offer is terminated with consent of the Company or if this Agreement is terminated pursuant to Article VIII prior to the acquisition of Common Shares in the Offer, Purchaser will promptly (and in any event within two (2) Business Days of such termination) return, and will cause any depositary or other agent acting on behalf of Purchaser to return, in accordance with applicable Law, all Common Shares tendered into the Offer to the registered holders thereof. (e) The (i) Offer Price and (ii) Merger Consideration will be adjusted appropriately to reflect any reclassification, recapitalization, stock split (including a reverse stock split), combination, exchange or readjustment of shares of the Company, or any stock dividend or stock distribution occurring (or for which a record date is established) after the date of this

-5- Agreement and prior to (A) the payment by Purchaser for Common Shares validly tendered and not validly withdrawn in connection with the Offer (with respect to the Offer Price) or (B) the Effective Time (with respect to the Merger Consideration). (f) Parent shall, and shall direct the Rights Agent to, at or prior to the Acceptance Time, duly authorize, execute and deliver the CVR Agreement, subject to any reasonable revisions to the CVR Agreement that are requested by such Rights Agent (provided that such revisions are not, individually or in the aggregate, materially detrimental to the holders of CVRs). Parent and the Company shall cooperate, including by making changes to the form of CVR Agreement, as necessary to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” Laws. Section 1.2. Company Consent; Schedule 14D-9. As promptly as practicable on the date the Offer is commenced after the filing of the Offer Documents (but in no event later than the first (1st) Business Day following the date on which the Offer Documents are filed), the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the “Schedule 14D-9”) containing, subject to the conditions set forth herein, the Company Board Recommendation. The Company will include in the Schedule 14D-9 the information required by Section 262(d)(2) of the DGCL such that the Schedule 14D-9 constitutes a notice of appraisal rights under Section 262(d)(2) of the DGCL. The Company will establish the Stockholder List Date as the record date for the purpose of receiving the notice required by Section 262(d)(2) of the DGCL; provided, that, such record date will not be more than ten (10) calendar days prior to the date that the Schedule 14D-9 is first mailed. The Company hereby consents to the inclusion of the Company Board Recommendation in the Offer Documents and, absent a Change of Board Recommendation, to the inclusion of a copy of the Schedule 14D-9 with the Offer Documents mailed or furnished to the holders of Shares. Parent and Purchaser, absent a Change of Board Recommendation, will disseminate a copy of the Schedule 14D-9 with the Offer Documents mailed or furnished to the holders of Shares. Parent and Purchaser will furnish promptly to the Company all information concerning Parent and Purchaser reasonably requested by the Company or required by applicable federal securities Laws to be set forth in the Schedule 14D-9. Except with respect to any amendments filed in connection with an Acquisition Proposal or a Change of Board Recommendation, Parent and Purchaser and their counsel will be given a reasonable opportunity to review and comment on the Schedule 14D-9 prior to its filing with the SEC (including any amendment or supplement thereto), and the Company will consider any comments from Parent, Purchaser or their counsel in good faith (it being understood that Parent and Purchaser and their counsel shall provide any comments thereon as soon as reasonably practicable). The Company will (i) promptly provide Parent, Purchaser and their counsel with a copy of any written comments (and/or a description of any oral comments) received by the Company or its counsel from the SEC or its staff with respect to the Schedule 14D-9, (ii) consult with Parent and Purchaser regarding any such comments prior to responding thereto, and consider any comments from Parent and Purchaser or their counsel in good faith, and (iii) promptly provide Parent and Purchaser with copies of any responses to any such comments, except, in the case of each of clause (i) through (iii), in connection with a Change of Board Recommendation. Each of the Company, Parent and Purchaser will promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it has become aware that such information has become false or misleading in any material respect. The Company will take all steps reasonably

-6- necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to the holders of Shares, in each case, as and to the extent required by applicable federal securities Laws. The Company agrees that it shall cause the Schedule 14D-9 to comply in all material respects with the Exchange Act. The Company shall respond promptly to any comments of the SEC or its staff with respect to the Schedule 14D-9. Section 1.3. Stockholder Lists. In connection with the Offer, the Company will cause its transfer agent to promptly furnish Parent and Purchaser with mailing labels, security position listings and computer files containing the names and addresses of the record holders of Common Shares as of a recent practicable date preceding the date on which the Offer is commenced (such date, the “Stockholder List Date”), and the Company will furnish or cause to be furnished to Parent and Purchaser such information and assistance (including periodic updates of such information) as Parent or Purchaser or their agents may reasonably request for the purpose of communicating the Offer to the record and beneficial holders of Common Shares. Except for such actions as are reasonably necessary to disseminate the Offer Documents, each of Parent and Purchaser will hold and use all information and documents provided to it under this Section 1.3 in accordance with the agreement regarding confidentiality, by and between Parent and the Company, dated April 23, 2025 (as amended or waived, the “Confidentiality Agreement”). ARTICLE II THE MERGER Section 2.1. The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with Section 251(h) of the DGCL, at the Effective Time, Purchaser will be merged with and into the Company. As a result of the Merger, the separate corporate existence of Purchaser will cease, and the Company will continue as the surviving corporation of the Merger (the “Surviving Corporation”). Section 2.2. Closing; Effective Time. Subject to the provisions of this Agreement and pursuant to the DGCL (including Section 251 of the DGCL), the closing of the Merger (the “Closing”) will take place by electronic exchange of deliverables as soon as practicable following the consummation of the Offer, but in no event later than the first (1st) Business Day after the satisfaction or waiver of the conditions set forth in Article VII (excluding conditions that, by their terms, cannot be satisfied until the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), or at such other place or on such other date as Parent and the Company may mutually agree (such date, the “Closing Date”). At the Closing, the parties hereto will cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or such later time as is specified in the Certificate of Merger and agreed to by Purchaser and the Company, being hereinafter referred to as the “Effective Time”) and will make all other filings or recordings required under the DGCL in connection with the Merger. The Merger shall become effective upon the Effective Time. Section 2.3. Effects of the Merger. The Merger will have the effects set forth herein and in the DGCL.

-7- Section 2.4. Certificate of Incorporation and Bylaws of the Surviving Corporation. (a) At the Effective Time, the Company Charter will, by virtue of the Merger, be amended and restated in its entirety to read in the form of Annex II, and as so amended, will be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by applicable Law. (b) At the Effective Time, and without any further action on the part of the Company or Purchaser, the Company Bylaws will be amended and restated in their entirety so as to read in the form of Annex III, and, as so amended, will be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, in accordance with the certificate of incorporation of the Surviving Corporation and as provided by applicable Law. Section 2.5. Directors and Officers. The directors of Purchaser immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of Purchaser immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case, until the earlier of his or her death, resignation or removal, or until his or her successor is duly elected and qualified. Section 2.6. Merger Without a Vote of Stockholders. The Merger will be governed by Section 251(h) of the DGCL. The parties hereto shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable following the consummation of the Offer, without a vote of the holders of the Shares in accordance with Section 251(h) of the DGCL. ARTICLE III EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS Section 3.1. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Purchaser, the Company or the holders of any of the following securities, the following will occur: (a) each Common Share issued and outstanding immediately prior to the Effective Time (other than any Common Shares described in Section 3.1(b) and any Dissenting Shares) will be converted into the right to receive the Common Merger Consideration less any applicable tax withholding, and as of the Effective Time, all such Common Shares will no longer be outstanding and will automatically be cancelled and will cease to exist, and each holder thereof will cease to have any rights with respect thereto, except the right to receive the Common Merger Consideration payable with respect to such Common Shares in accordance with Section 3.5 and the CVR Agreement; (b) each Share held in the treasury of the Company or owned by Parent, Purchaser, the Company or any direct or indirect wholly owned Subsidiary of Parent, Purchaser or the Company, immediately prior to the Effective Time, will be cancelled and retired without any conversion thereof; and no payment or distribution will be made with respect thereto; (c) each Preferred Share issued and outstanding immediately prior to the

-8- Effective Time (other than any Preferred Shares described in Section 3.1(b) and any Dissenting Shares) will be converted into the right to receive the Preferred Merger Consideration less any applicable tax withholding, and as of the Effective Time, all such Preferred Shares will no longer be outstanding and will automatically be cancelled and will cease to exist, and each holder thereof will cease to have any rights with respect thereto, except the right to receive the Preferred Merger Consideration payable with respect to such Preferred Shares in accordance with Section 3.5. (d) each Share that is a Rollover Share will automatically be cancelled and extinguished without any conversion thereof or consideration paid thereof; (e) each share of common stock of Purchaser issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock of the Surviving Corporation; and (f) each Dissenting Share immediately prior to the Effective Time will be cancelled and retired without any conversion thereof, and Dissenting Shares will thereafter only represent the right to receive payment pursuant to Section 262 of the DGCL and treated as described in Section 3.4. Section 3.2. Rollover Shares. The Rollover Shares shall not be entitled to receive the Merger Consideration pursuant to this Agreement and shall, immediately prior to the Closing, be contributed, directly or indirectly, to Parent pursuant to the terms of the applicable Support Agreement and shall be treated in accordance with Section 3.1(d). Section 3.3. Treatment of Equity Awards and Company Warrants. (a) The Company Board (or, if appropriate, a committee administering the Company Equity Plans) has adopted, or, as soon as practicable following the date of this Agreement (and, in any event, prior to the Effective Time), will adopt, resolutions and shall take all actions necessary to (i) terminate each Company Equity Plan in accordance with its terms, effective as of the Effective Time and (ii) approve the actions contemplated by this Section 3.3(a) ((i) and (ii) collectively, the “Equity Actions”). Prior to the Effective Time, the Company shall provide Parent with a copy of any and all resolutions or other corporate action (the form and substance of which shall be subject to prior reasonable review and comment by Parent, which comments the Company shall consider in good faith and the Company shall not unreasonably omit comments provided by Parent with respect to such materials) evidencing the Equity Actions: (i) Company Stock Options. (A) Each In-The-Money Company Stock Option (or portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and will be cancelled at the Effective Time, and the holder of such cancelled In-The-Money Company Stock Option will thereafter be entitled to receive (without interest), in exchange therefor, in consideration of the cancellation of such In-The- Money Company Stock Option, (1) an amount in cash (less applicable tax withholdings pursuant to Section 3.7) equal to the product of (x) the total number of Common Shares subject to such In-

-9- The-Money Company Stock Option immediately prior to the Effective Time multiplied by (y) the excess of the Closing Amount over the applicable exercise price per Common Share under such In-The-Money Company Stock Option, which shall be payable in accordance with Section 3.3(b), and (2) one CVR for each Common Share subject to such In-The-Money Company Stock Option immediately prior to the Effective Time, which shall be payable in accordance with the CVR Agreement; provided, that, no payments in respect of such CVR will be paid after the later of (i) the fifth (5th) anniversary of the Effective Time and (ii) the latest time that payment of such amounts would not result in a Tax on the holder thereof under Section 409A of the Code. (B) Each Out-Of-The-Money Company Stock Option (or portion thereof) that is outstanding immediately prior to the Effective Time shall become fully vested and to the extent not exercised prior to the Effective Time will be cancelled without any consideration being payable in respect thereof and shall have no further force or effect. (ii) Company Restricted Stock. Each share of Company Restricted Stock that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and will be cancelled at the Effective Time, and the holder of such cancelled share of Company Restricted Stock will thereafter be entitled to receive (without interest), in exchange therefor, in consideration of the cancellation of such share of Company Restricted Stock, (1) an amount in cash (less applicable tax withholdings pursuant to Section 3.7) equal to the Closing Amount, which shall be payable in accordance with Section 3.3(b), and (2) one CVR, which shall be payable in accordance with the CVR Agreement; provided, that, no payments in respect of such CVR will be paid after the later of (x) the fifth (5th) anniversary of the Effective Time and (y) the latest time that payment of such amounts would not result in a Tax on the holder thereof under Section 409A of the Code. (iii) Company RSUs. Each Company RSU (or portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and will be cancelled at the Effective Time, and the holder of such cancelled Company RSU will thereafter be entitled to receive (without interest), in exchange therefor, in consideration of the cancellation of such Company RSU, (1) an amount in cash (less applicable tax withholdings pursuant to Section 3.7) equal to the product of (x) the total number of Common Shares subject to (or deliverable under) such Company RSU immediately prior to the Effective Time multiplied by (y) the Closing Amount, which shall be payable in accordance with Section 3.3(b), and (2) one CVR for each Common Share subject to a Company RSU immediately prior to the Effective Time, which shall be payable in accordance with the CVR Agreement; provided, that, no payments in respect of such CVR will be paid after the later of (i) the fifth (5th) anniversary of the Effective Time and (ii) the latest time that payment of such amounts would not result in a Tax on the holder thereof under Section 409A of the Code. (b) Prior to the Effective Time, Parent will deposit or cause to be deposited with the Paying Agent cash in a sufficient amount to make all payments to former holders of Company Equity Awards required under Section 3.3(a) and, subject to Section 3.7, Parent will cause the Paying Agent to make all payments to former holders of Company Equity Awards required under Section 3.3(a), within three (3) Business Days after the Effective Time; provided, that if the Paying Agent is unable to make such payments, then Parent may cause the Surviving Corporation to pay such amounts to former holders of Company Equity Awards through either

-10- the Surviving Corporation’s payroll systems or its designated payroll service provider, and in either case, no later than the second payroll date after the Effective Time; provided, further, that Parent shall not be relieved of its obligation to pay or cause to be paid to the former holders of Company Equity Awards all payments to former holders of Company Equity Awards required under Section 3.3(a) on or prior to the date on which such amounts are otherwise due and payable based on the availability or capabilities of the Paying Agent or any payroll system or service provider and; provided, further, to the extent any such payment would cause an impermissible acceleration event under Section 409A of the Code, such amounts shall be paid at the earliest time such payment would not cause an impermissible acceleration event under Section 409A. (c) Prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the 2017 ESPP) will adopt resolutions to (i) provide that (A) the commencement of any offering period will be suspended following the date of this Agreement under the 2017 ESPP unless and until this Agreement is terminated, (B) no individuals shall commence participation in the 2017 ESPP during the period from the date of this Agreement through the Effective Time, and (C) no current participant in the 2017 ESPP may increase his or her rate of contribution under the 2017 ESPP during the period from the date of this Agreement through the Effective Time, and (ii) terminate the 2017 ESPP and all outstanding rights thereunder effective as of the Effective Time, with any outstanding rights as of immediately prior to the Effective Time automatically exercised for whole Common Shares prior to the Effective Time in accordance with the terms of the 2017 ESPP (and the Company shall return to each participant the funds, if any, that remain in such participant’s account after such purchase), and the Company shall provide Parent with a copy of any and all notices, resolutions or other corporate action (the form and substance of which shall be subject to prior reasonable review and comment by Parent, which comments the Company shall consider in good faith and the Company shall not unreasonably omit comments provided by Parent with respect to such materials). (d) Company Warrants. As of the Effective Time, each Company Warrant that is outstanding and unexercised immediately prior thereto shall be treated in accordance with the terms and conditions specified in such Company Warrant. Section 3.4. Dissenting Shares. (a) Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and properly demands appraisal for such Shares in accordance with Section 262 of the DGCL (the “Dissenting Shares”) will not be converted into a right to receive the Merger Consideration unless such holder fails to perfect or effectively withdraws or otherwise loses his, her or its right to appraisal. From and after the Effective Time, a holder of Shares who has properly exercised appraisal rights will not have any rights of a stockholder of the Company or the Surviving Corporation with respect to such Shares, except those provided under Section 262 of the DGCL. A holder of Dissenting Shares will be entitled only to receive payment of the appraised value of such Shares in accordance with Section 262 of the DGCL, unless, after the Effective Time, such holder effectively withdraws or otherwise loses his, her or its right to appraisal in accordance with Section 262 of the DGCL, in which case such Dissenting Shares

-11- will be treated as if such Shares had been converted as of the Effective Time into the right to receive the Merger Consideration, without interest thereon, upon surrender of the Certificate or Certificates, pursuant to Section 3.1. (b) The Company will give Parent (i) reasonably prompt written notice of any written demands for payment of fair value received by the Company, and any withdrawals thereof, received from stockholders or provided to stockholders by the Company with respect to any Dissenting Shares or shares claimed to be Dissenting Shares and (ii) the opportunity and right to participate in all negotiations and proceedings with respect to demands for appraisal. The Company will not, except with the prior written consent of Parent or as otherwise required by applicable Law, voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for appraisal. Prior to the Effective Time, the Company shall not be required to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands. (c) If any holder of Dissenting Shares effectively withdraws or loses (through failure to perfect or otherwise) such holder’s right to obtain payment of the fair value of such holder’s Dissenting Shares under the DGCL, then, as of the later of the Effective Time and the occurrence of such effective withdrawal or loss, such holder’s Shares will no longer be Dissenting Shares and, if the occurrence of such effective withdrawal or loss is later than the Effective Time, will be treated as if such holder’s Shares, as of the Effective Time, had been converted into the right to receive the Merger Consideration, without interest thereon, as set forth in Section 3.1(a), upon surrender of the Certificate or Certificates. Section 3.5. Surrender of Shares. (a) Prior to the Acceptance Time, Parent will deposit or cause to be deposited with a bank or trust company reasonably acceptable to the Company (the “Paying Agent”) cash in an amount sufficient to pay the aggregate Closing Amount (calculated for the purposes of this Section 3.5(a) assuming that all outstanding Shares are tendered into the Offer) and Preferred Merger Consideration, and Parent will cause the Paying Agent to timely make all payments contemplated in Section 3.5(b). Such cash may be invested by the Paying Agent as directed by Parent; provided (i) that such investments must be in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, (ii) no such investment will relieve Parent, Purchaser or the Paying Agent from making the payments required by this Article III and (iii) no such investment will have maturities that could prevent or delay payments to be made pursuant to this Agreement. Any interest or income produced by such investments will be payable to the Surviving Corporation or Parent, as Parent directs. No loss incurred with respect to such investments will decrease the amounts payable pursuant to this Agreement. In the event that the amount of cash held by the Paying Agent is insufficient to pay the aggregate Closing Amount and Preferred Merger Consideration, Parent will promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount which is equal to the deficiency in the amount required to make all such payment pursuant to Section 3.5(b). The aggregate Closing Amount and Preferred Merger Consideration as so deposited with the Paying Agent will not be used for any purpose

-12- other than to fund payments pursuant to Section 3.5(b), except as expressly provided for in this Agreement. Any portion of the cash made available to the Paying Agent in respect of any Dissenting Shares will be returned to Parent, upon demand. Parent shall not be required to deposit any funds related to any CVR with the Rights Agent unless and until such deposit is required pursuant to the CVR Agreement. (b) As promptly as practicable after the Effective Time (and in any event within two (2) Business Days thereafter), Parent will cause the Paying Agent to mail to each holder of record of a certificate (a “Certificate”) that immediately prior to the Effective Time represented outstanding Shares which were converted pursuant to Section 3.1 into the right to receive the Merger Consideration, (i) a letter of transmittal in customary form reasonably acceptable to Parent and the Company (which will (x) specify that delivery will be effected, and risk of loss and title to the Certificate will pass, only upon delivery of such Certificate to the Paying Agent and (y) contain such other provisions as are customary and reasonably acceptable to Parent and the Company) and (ii) instructions for effecting the surrender of the Certificate, as well as a duly completed letter of transmittal, and such other customary documents, each in a form reasonably acceptable to the Company and Parent, as may be reasonably required to be delivered pursuant to the instructions contained in the letter of transmittal, in exchange for payment of the Merger Consideration payable pursuant to this Agreement. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed and properly completed, and such other customary documents, each in a form reasonably acceptable to the Company and Parent, as may be reasonably required to be delivered pursuant to the instructions of such letter of transmittal, the holder of such Certificate will be entitled to receive in exchange therefor Merger Consideration for each Share formerly represented by such Certificate, and the Certificate so surrendered will be cancelled. Until surrendered as contemplated by this Section 3.5(b), each Certificate will be deemed, at any time after the Effective Time, to represent only the right to receive the Merger Consideration and will not evidence any interest in, or any right to exercise the rights of a stockholder or other equity holder of, the Company or the Surviving Corporation; provided, that, notwithstanding the foregoing, in the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment of the Merger Consideration in respect of the applicable Shares may be made to a Person other than the Person in whose name the Certificates so surrendered are registered if such Certificates are properly endorsed or otherwise are in proper form for transfer and the Person requesting such payment pays any transfer or other Taxes required by reason of the payment of the Merger Consideration in respect thereof or establishes, to the reasonable satisfaction of the Surviving Corporation, that such Tax has been paid or is not applicable. No interest shall be paid or accrue on the cash payable upon surrender of any Certificate. (c) A holder of record of book-entry Shares (“Book-Entry Shares”) that immediately prior to the Effective Time represented outstanding Shares which were converted pursuant to Section 3.1 into the right to receive Merger Consideration will, upon receipt by the Paying Agent of an “agent’s message” in customary form (or such other evidence, if any, as the Paying Agent may reasonably request), be entitled to receive in exchange for such Book-Entry Shares, Merger Consideration for each Share formerly represented by such Book-Entry Share, and such Book-Entry Share will be cancelled. Payment of the Merger Consideration with respect to Book-Entry Shares will only be made to the Person in whose name such Book-Entry

-13- Shares are registered. Until such “agent’s message” (or such other evidence) is received, each Book-Entry Share will be deemed, at any time after the Effective Time, to represent only the right to receive the Merger Consideration and will not evidence any interest in, or any right to exercise the rights of a stockholder or other equity holder of, the Company or the Surviving Corporation. (d) At any time following the date that is twelve (12) months after the Effective Time, Parent may require the Paying Agent to deliver to Parent any funds (including any interest received with respect thereto) that have been made available to the Paying Agent and that have not been disbursed to holders of Certificates and Book-Entry Shares, and thereafter such holders will be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) with respect to the Merger Consideration payable upon surrender of a Certificate or Book-Entry Share. None of Parent, Purchaser, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered, or the applicable “agent’s message” or other evidence is not received in respect of a Book-Entry Share, immediately prior to the date on which the Merger Consideration in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any Governmental Body, any Merger Consideration in respect of such Certificate or Book-Entry Share will, to the extent permitted by applicable Law, immediately prior to such time become the property of the Surviving Corporation, free and clear of all claims or interest of any individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act) previously entitled thereto. (e) From and after the Effective Time, the stock transfer books of the Company will be closed, and no subsequent transfers of Shares that were issued prior to the Effective Time will be registered. After the Effective Time, any Certificate or Book-Entry Share presented to the Surviving Corporation for transfer will be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth in, this Article III. (f) In the event that any Certificate has been lost, stolen or destroyed (and, if required by Parent or the Paying Agent, the posting by such holder of a bond in customary amount and upon such terms as may be reasonably required by Parent or the Paying Agent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate), upon the holder’s delivery of an affidavit of loss to the Paying Agent, Parent will cause the Paying Agent to deliver as consideration for the lost, stolen or destroyed Certificate the applicable Merger Consideration payable in respect of the Shares represented by such Certificate in accordance with this Agreement. Section 3.6. Section 16 Matters. Prior to the Acceptance Time, the Company Board will take all necessary and appropriate action to approve, for purposes of Section 16(b) of the Exchange Act and the related rules and regulations thereunder, the disposition by Company directors and officers of Shares and Company Equity Awards in the Contemplated Transactions. Section 3.7. Withholding. Each of Purchaser and Parent will be entitled to deduct and withhold, or cause the Paying Agent or the Rights Agent to deduct and withhold, from any

-14- amounts payable or otherwise deliverable in accordance with this Agreement or the CVR Agreement such amounts as are required to be deducted or withheld therefrom in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations thereunder or any other applicable federal, state, local or non-U.S. Tax Law. To the extent such amounts are so deducted or withheld and properly paid over to the appropriate Governmental Body, such amounts will be treated as having been paid to the Person to whom such amounts would otherwise have been paid. Notwithstanding anything to the contrary in this Agreement, any amounts subject to compensatory withholding and payable pursuant to or as contemplated by this Agreement will be remitted by the applicable payer to the Company for payment through the Company’s payroll procedures in accordance with applicable Law. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY Except as otherwise disclosed in (a) Company SEC Documents filed and publicly available after January 1, 2024 through at least two (2) Business Day prior to the date of this Agreement (excluding any disclosures in “risk factors” or otherwise relating to “forward-looking statements” to the extent that they are cautionary, predictive or forward-looking in nature; provided that any factual information contained within such disclosure shall not be excluded) or (b) the confidential disclosure letter delivered by the Company to Parent and Purchaser prior to the execution and delivery of this Agreement (which shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article IV, and the disclosure in any section shall be deemed to qualify or apply to other sections in this Article IV to the extent that it is reasonably apparent on its face that such disclosure also qualifies or applies to such other sections) (the “Company Disclosure Letter”) (it being acknowledged and agreed that clause (a) shall not apply to any representations and warranties set forth in Section 4.1 (Organization and Corporate Power; Subsidiaries), Section 4.2 (Authorization; Valid and Binding Agreement), Section 4.3 (Capital Stock), Section 4.4 (No Breach), Section 4.5 (Consents), Section 4.6 (SEC Reports; Disclosure Controls and Procedures), Section 4.21 (Brokerage), Section 4.22 (State Takeover Statutes), Section 4.24 (Disclosure) and Section 4.26 (Opinion)), the Company represents and warrants to Parent and Purchaser as follows: Section 4.1. Organization and Corporate Power; Subsidiaries. (a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder. The Company has all requisite corporate power and authority and all Permits necessary to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified or authorized to do business and is in good standing in every jurisdiction (to the extent such concept exists in such jurisdiction) in which its ownership of property or the conduct of business as now conducted requires it to qualify. True and complete copies of the Company Charter and the Company Bylaws, in each case as in full force and effect as of the date hereof (the “Company Organizational Documents”), have been heretofore made available to Parent and Purchaser. (b) Section 4.1(b) of the Company Disclosure Letter lists each of the

-15- Company’s Subsidiaries and indicates its jurisdiction of organization. Each such Subsidiary (i) is a corporation or other business entity that is duly incorporated or organized (as applicable), validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Law of its jurisdiction of incorporation or organization, as applicable, (ii) has corporate (or, in the case of any Subsidiary that is not a corporation, other entity) power and authority to own, lease and operate its properties and assets and to conduct its business as currently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation or company and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business as currently conducted makes such qualification or licensing necessary, except, with respect to clause (iii), where the failure to be so qualified or licensed would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All of the outstanding shares of capital stock or other equity interests of each Subsidiary of the Company are owned by the Company or a wholly owned Subsidiary of the Company, free and clear of any Liens (other than Permitted Liens and transfer restrictions arising under applicable Law). Section 4.2. Authorization; Valid and Binding Agreement. Assuming the Contemplated Transactions are consummated and the Merger becomes effective in accordance with Section 251(h) of the DGCL, the Company has all requisite corporate power and authority to execute and deliver this Agreement to perform its obligations hereunder and to consummate the Offer and the Merger. The Company Board has unanimously (a) determined that this Agreement and the Contemplated Transactions, including the Offer and the Merger, are advisable and fair to, and in the best interests of, the Company and the holders of the Shares, (b) adopted this Agreement and approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Contemplated Transactions, including the Offer and the Merger, and (c) resolved to recommend that the holders of the Common Shares accept the Offer and tender their Common Shares pursuant to the Offer (the “Company Board Recommendation”), which actions have not, as of the date of this Agreement, been rescinded, modified or withdrawn. No other corporate action, on the part of the Company, is necessary to authorize this Agreement. The Company has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Purchaser and Parent of this Agreement, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity. Section 4.3. Capital Stock. (a) The authorized capital stock of the Company consists of 520,000,000 shares of capital stock, consisting of (i) 500,000,000 Shares and (ii) 20,000,000 shares of Company Preferred Stock. (b) As of March 5, 2026 (the “Measurement Date”), (i) 9,032,291 Common Shares were issued and outstanding (of which 292,088 are shares of Company Restricted Stock that are unvested as of the date of this Agreement), (ii) 10,000 shares of Company Preferred Stock were issued and outstanding, (iii) an aggregate of 2,953,341 Common Shares were

-16- reserved for issuance and/or delivery of Company Equity Awards under the Company Equity Plans, of which 1,512,694 Common Shares are subject to outstanding Company Stock Options, 476,862 Common Shares are subject to outstanding Company RSUs, (iv) 441,660 Common Shares are subject to issuance upon exercise of the Company Warrants, and (v) 738 Common Shares were held in the treasury of the Company. (c) Section 4.3(c) of the Company Disclosure Letter sets forth a true and complete list as of the Measurement Date of outstanding Company Equity Awards, including, with respect to each such Company Equity Award, (i) the number of the Shares subject thereto, (ii) the holder thereof, (iii) the exercise or purchase price, as applicable, (iv) the date of grant and vesting schedule, (v) the extent such Company Equity Award is vested as of the Measurement Date, (vi) whether such Company Equity Award is an incentive stock option or non-statutory stock option under the Code (if applicable), (vii) whether such Company Stock Option may be exercised prior to vesting (if applicable) and (viii) for any Company Restricted Stock, whether a timely and effective IRC Section 83(b) election was filed. Each Company Equity Award, (x) was duly authorized no later than the date on which the grant of such Company Equity Award was by its terms to be effective (the “Grant Date”) by all necessary action and granted in material compliance with all applicable Laws and all of the material terms and conditions of the Company Equity Plan under which it was granted, (y) is evidenced by an award agreement, substantially in the forms made available to Parent (except to the extent that such agreements differ from such forms and from one another with respect to the number of shares of the Company Common Stock covered thereby, the type of award, the exercise price, exercise period, vesting schedule, vesting terms and expiration date applicable thereto), and (z) will not trigger any liability for the holder thereof under Section 409A of the Code. Each Company Stock Option has an exercise price equal to no less than the fair market value of the underlying Shares on the Grant Date, as determined in accordance with Section 409A of the Code. (d) Section 4.3(d) of the Company Disclosure Letter sets forth a true, correct and complete list of all Company Warrant holders, including the number of Shares and type of stock subject to each Company Warrant, the date of grant, the exercise or vesting schedule (and the terms of any acceleration thereof), the exercise price per Share and the term of each Company Warrant. True and complete copies of the Company Warrants, as in full force and effect as of the date hereof, have been heretofore made available to Parent and Purchaser. The Company Warrants have not been amended or supplemented since being provided to Parent, and there are no Contracts providing for the amendment or supplement of such Company Warrants. All Company Warrants were issued in compliance with applicable Laws and not in violation in any respect of any requirements set forth in the Company Organizational Documents and any applicable Contracts to which the Company is a party or by which the Company’s assets are bound. Except as set forth on Section 4.3(d) of the Company Disclosure Letter, no notice to, or consent or approval of, the Company Warrant holders is necessary to permit the treatment of the Company Warrants as provided herein. (e) All outstanding shares of the Company Common Stock and Preferred Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

-17- (f) Except as disclosed in this Section 4.3 or set forth in Section 4.3(f) of the Company Disclosure Letter, as of the Measurement Date, there are no options, warrants, convertible or exchangeable securities, stock-based performance units or other rights or Contracts to which any Acquired Company is a party or by which any Acquired Company is bound: (i) obligating any Acquired Company to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, additional shares of capital stock of, or other voting securities or equity interests in, or any security convertible or exchangeable for any shares of capital stock of, or other voting securities or equity interests in any Acquired Company; (ii) obligating any Acquired Company to issue, grant or enter into any such option, warrant, security, unit, right or Contract; (iii) that give any Person the right to receive any economic or voting interest of a nature accruing to the holders of the Company Common Stock; or (iv) restricting the transfer of, containing any right of first refusal or right of first offer with respect to, or requiring the registration for sale of any shares of, capital stock of any Acquired Company. (g) As of the Measurement Date, there are no outstanding contractual obligations of any Acquired Company to repurchase, redeem or otherwise acquire any shares of capital stock of any Acquired Company or options, warrants, convertible or exchangeable securities, stock-based performance units or other rights to acquire shares of capital stock of any Acquired Company, except for: (i) acquisitions of shares of the Company Common Stock in connection with the surrender of shares of the Company Common Stock by holders of Company Stock Options in order to pay the exercise price of Company Stock Options; (ii) the withholding of shares of the Company Common Stock to satisfy tax obligations with respect to awards granted pursuant to the Company Equity Plans; and (iii) the acquisition by the Company of Company Stock Options and Company RSUs in connection with the forfeiture of such awards. (h) Other than the Company’s Subsidiaries, none of the Acquired Companies own any other capital stock, equity interests, or voting securities of any other Person, nor party to any binding or enforceable agreement to, or have any other obligation to, purchase or otherwise take ownership of any capital stock, equity interests, or voting securities of any other Person. Section 4.4. No Breach. Neither the execution and delivery of this Agreement nor the consummation by the Company of the Offer and the Merger will (a) conflict with or violate the Company Organizational Documents, (b) assuming all consents, approvals, authorizations and other actions described in Section 4.5 have been obtained, and all filings and obligations described in Section 4.5 have been made, conflict with or violate any Law, order, judgment or decree to which the Company or any of its properties or assets is subject, or (c) conflict with or result in any breach of, constitute a default under, result in a violation of, give rise to a right of termination, cancellation or acceleration under any Company Material Contract, except, in the case of each of clauses (b) and (c) above, as would not, individually or in the aggregate, be material to the Acquired Companies, taken as a whole. The Company is not in violation in any material respect of any provision of the Company Organizational Documents. Section 4.5. Consents. Except for (a) the applicable requirements of the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and such Merger Control Laws of other jurisdictions as set out in Annex IV, (b) applicable requirements of the Exchange Act, (c) any filings required by Nasdaq, (d) the filing of the Certificate of Merger, (e) as set forth in Section 4.5 of the Company Disclosure Letter and (f) such other filings the failure

-18- of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, in each case, no Acquired Company is required to submit any notice, report or other filing with any Governmental Body in connection with the execution, delivery or performance by it of this Agreement or the consummation of the Contemplated Transactions. Other than as stated above, no consent, approval or authorization of any Governmental Body is required to be obtained by the Company in connection with its execution, delivery and performance of this Agreement or the consummation of the Contemplated Transactions, the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole. Section 4.6. SEC Reports; Disclosure Controls and Procedures. (a) The Company has timely filed or furnished (as applicable) all reports and other documents with the SEC required to be filed or furnished (as applicable) by the Company under the Exchange Act since January 1, 2024 (all such filed or furnished reports, documents, together with all exhibits and schedules thereto and all information incorporated therein by reference, the “Company SEC Documents”). As of their respective filing dates (or, if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such amendment, supplement or superseding filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the Company SEC Documents, as in effect on the date so filed, and (ii) at the time of filing, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. (b) The financial statements contained or incorporated by reference in the Company SEC Documents when filed: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto, (ii) were prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and (iii) fairly presented in all material respects the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby (subject, in the case of unaudited statements, to the absence of footnote disclosure and to normal and recurring year-end audit adjustments not material in amount). No financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the consolidated financial statements of the Company. (c) The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a–15(f) and 15d–15(f) of the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a–15(e) and 15d–15(e) of the Exchange Act) to provide reasonable assurance that all material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods

-19- specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable each of the principal executive officer of the Company and the principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports and (ii) has disclosed, based on its most recent evaluation of its disclosure controls and procedures and internal control over financial reporting prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the Balance Sheet Date, any material change in internal control over financial reporting required to be disclosed in any Company SEC Document has been so disclosed. (d) Since the Balance Sheet Date, none of the Acquired Companies nor, any director, officer, employee, auditor, accountant or Representative of any Acquired Company has received a material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of any Acquired Company or its internal accounting controls, including any material complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices. (e) As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents, and none of the Company SEC Documents is, to the Knowledge of the Company, the subject of ongoing SEC review or investigation. (f) None of the Acquired Companies are a party to, nor has any commitment to become party to any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act). Section 4.7. No Undisclosed Liabilities. Except (a) as and to the extent disclosed or reserved against on the unaudited balance sheet of the Acquired Companies as of the Balance Sheet Date, that is included in the Company SEC Documents, (b) as incurred after the date thereof in the ordinary course of business, (c) for performance obligations on the part of the Acquired Companies pursuant to the terms of any Company Material Contract (other than liabilities or obligations due to breaches thereunder by the Acquired Companies), (d) liabilities of obligations incurred in connection with this Agreement or the Contemplated Transactions, (e) as set forth in Section 4.7 of the Company Disclosure Letter or (f) that individually of in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, the Acquired Companies do not have any liabilities, indebtedness, expenses or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, in each case, required by GAAP to be recorded, reflected or reserved against in the balance sheet of the Acquired Companies (or disclosed in the notes to such balance sheet). Section 4.8. Absence of Certain Developments. From the Balance Sheet Date to the date of this Agreement, there has not been any change, event, condition, development,

-20- circumstance, effect or occurrence that would, individually or in the aggregate, reasonably be expected to have Company Material Adverse Effect has occurred. Except in connection with the Contemplated Transaction, from the Balance Sheet Date to the date of this Agreement, the Acquired Companies have carried on and operated its business in all material respects in the ordinary course of business, and the Acquired Companies have not taken, committed or agreed to take any actions that would have been prohibited by Section 6.1(b)(i), Section 6.1(b)(ii), Section 6.1(b)(iii), Section 6.1(b)(v), Section 6.1(b)(vii), Section 6.1(b)(viii), Section 6.1(b)(xi), Section 6.1(b)(xii), Section 6.1(b)(xiii), or Section 6.1(b)(xv) (or Section 6.1(b)(xxv) solely with respect to any of the foregoing) if such covenants had been in effect as of the Balance Sheet Date. Section 4.9. Compliance with Laws. (a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, each Acquired Company is, and has been since the Reference Date, in compliance with all Laws applicable to it, any of its properties or other assets or its business or operations. (b) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, since the Reference Date, (i) no Acquired Company has received any written notice from any Governmental Body that alleges (A) any violation or noncompliance (or reflects that such Acquired Company is under investigation or the subject of an inquiry by any such Governmental Body or such alleged noncompliance) of any applicable Law or (B) any fine, assessment or cease and desist order, or the suspension, revocation, limitation or restriction of any Company Permit, and (ii) no Acquired Company has entered into any agreement or settlement with any Governmental Body with respect to its actual or alleged noncompliance with, or violation of, any applicable Law. (c) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, each Acquired Company has in effect all Permits necessary for it to own, lease, or operate its properties and to carry on its business as now conducted and all such Permits are in full force and effect. (d) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, since the Reference Date, each Acquired Company has timely filed all reports, schedules, statements, documents, filings, submissions, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that each was required to file with any Governmental Body and have timely paid all fees and assessments due and payable in connection therewith. (e) Each Acquired Company and each of its officers and directors are in material compliance with, and have complied in all material respects with, (i) the applicable provisions of Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such act (“Sarbanes-Oxley”) and the Exchange Act and (ii) the applicable listing and corporate governance rules and regulations of Nasdaq.

-21- Section 4.10. Title to Tangible Properties. (a) The Acquired Companies hold good and valid title to, or hold pursuant to good, valid and enforceable leases or other comparable contract rights, all of the tangible personal property and other tangible assets necessary for the conduct of the business of the Acquired Companies, as currently conducted, in each case free and clear of any Liens (other than Permitted Liens), except where the failure to do so would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, the tangible personal property currently used in the operation of the business of the Acquired Companies are in reasonable working order (subject to reasonable wear and tear). (b) None of the Acquired Companies own or lease any real property. Section 4.11. Tax Matters. (a) (i) For the past six (6) taxable years, the Acquired Companies have timely filed (taking into account any applicable extensions) all income and other material Tax Returns required to be filed by it, (ii) such Tax Returns are complete and correct in all material respects and (iii) the Acquired Companies have paid all Taxes shown as due and payable on any such Tax Return. (b) Since the Reference Date, no Acquired Company has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code. (c) No Acquired Company is, or has been during the applicable period described in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code). (d) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company: (i) no Acquired Company currently is the beneficiary of any extension of time within which to file any Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business consistent with past practice or any automatic extensions; (ii) the Acquired Companies most recent financial statements included in the Company SEC Documents reflect an adequate reserve (in accordance with GAAP) for all Taxes payable by the Acquired Companies through the date of such financial statements. No Acquired Company has incurred any Liability for Taxes since the date of the Acquired Companies most recent financial statements included in the Company SEC Documents outside of the ordinary course of business or otherwise inconsistent with past practice; (iii) (A) there are no Liens for Taxes (other than Taxes not yet due and payable or the amount or validity of which is being contested in good faith and for which

-22- adequate reserves in accordance with GAAP has been made in the Acquired Companies most recent financial statements included in the Company SEC Documents) upon any of the assets of any Acquired Company, (B) each Acquired Company has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, individual independent contractor, creditor, stockholder or other Person (including, without limitation, Sections 1441 and 1442 of the Code or similar provisions under any state, local, and non-U.S. Law) and substantially complied with all information reporting and backup withholding provisions of applicable Law, and (C) no Acquired Company has been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4; (iv) no U.S., federal, state, local or non-U.S. Actions relating to Taxes are pending or being conducted with respect to any Acquired Company; (v) no Acquired Company has received any written notice from a Governmental Body of proposed deficiency or adjustment of any income or other Taxes that has not been satisfied by payment, withdrawn or otherwise resolved; (vi) each Acquired Company (A) is not a party to or bound by any Tax allocation, sharing or similar agreement (other than any commercial agreement entered into in the ordinary course of business or an agreement that does not relate primarily to Taxes), (B) has not been a member of an affiliated group filing a combined, consolidated or unitary Tax Return (other than a group the parent of which is one of the Acquired Companies) or (C) does not have liability for the Taxes of any Person (other than the Acquired Companies) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law); (vii) no Acquired Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any (A) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) executed prior to the Closing, (B) adjustment under Section 481(a) of the Code or any comparable provision of state, local, or non-U.S. Law by reason of a change in accounting method or otherwise, (C) installment sale or open transaction disposition made prior to the Closing; or (D) prepaid amount received prior to the Closing; or (E) any income under Section 965(a) of the Code, including as a result of any election under Section 965(h) of the Code with respect thereto, in each case, that is reasonably likely to result in cash material Taxes after the Closing Date; (viii) no claim has ever been made in writing by any taxing authority in a jurisdiction where any Acquired Company does not file Tax Returns that any Acquired Company is or may be subject to Tax in that jurisdiction that has not been satisfied by payment, withdrawn or otherwise resolved; (ix) during the past six (6) taxable years, no Acquired Company has ever had a permanent establishment or otherwise been subject to Tax in a jurisdiction other than the country of its formation; (x) no Acquired Company has requested or is the subject of or bound

-23- by any private letter ruling, technical advice memorandum, or similar ruling or memorandum with any taxing authority with respect to any material Taxes, nor is any such request outstanding; and (xi) each Acquired Company has not affirmatively made (A) a request for an advance tax ruling, request for technical advice, (B) a request for a change of any method of accounting or (C) any similar request that is in progress or pending with any Governmental Body with respect to any amount of Taxes. Section 4.12. Contracts and Commitments. (a) As of the date of this Agreement, the Company nor any of its Subsidiaries is not a party to or bound by any: (i) “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company that was required to be, but has not been, filed with the SEC as an exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act; (ii) Contract (A) relating to the disposition or acquisition by the Company or any of its Subsidiaries of any assets that contains any material ongoing obligations (including sale of inventory, indemnification, “earn-out” or other contingent obligations) that are expected to result in claims in excess of $250,000 or (B) pursuant to which the Company or any of its Subsidiaries will acquire any material ownership interest in any other person or other business enterprise; (iii) collective bargaining agreement or Contract with any labor union, labor organization, trade organization or other employee representative body (other than any statutorily mandated agreement in a non-U.S. jurisdiction); (iv) Contract for the employment or other engagement of any officer, employee or other person as an employee, consultant or independent contractor (A) involving aggregate consideration in excess of $100,000 per year or (B) that requires more than 30 days’ advanced notice by the applicable Acquired Company in order to be terminated by such Acquired Company for any reason and without penalty or liability; (v) Contract involving any severance, change-of-control, bonus, commission, retention or similar type of agreement; (vi) settlement agreement or release agreement with any current or former employee or Contingent Worker; (vii) Contract establishing any joint venture, partnership, limited liability company or collaboration, pursuant to which the Company or any of its Subsidiaries has an obligation (contingent or otherwise) to make a investment in or extension of credit to any Person, in each case, that contemplates payments in excess of $250,000; (viii) Contract (A) prohibiting or materially limiting the right of the

-24- Company or any of its Affiliates, including following the Acceptance Time, Parent and its Affiliates (other than in the case of Parent and its Affiliates, due to the operation of Contracts to which Parent or any of its Affiliates is a party prior to the Acceptance Time) to compete in any line of business or to conduct business with any Person or in any geographical area, (B) obligating the Company or its Affiliates to purchase or otherwise obtain any material product or service exclusively from a single party, to purchase a specified minimum amount of goods or services, or sell any material product or service exclusively to a single party, (C) requiring the Company or its Affiliates, including following the Acceptance Time, Parent and its Affiliates (other than in the case of Parent and its Affiliates, due to the operation of Contracts to which Parent or any of its Affiliates is a party prior to the Acceptance Time) to conduct any business on a “most favored nations” basis with any third party, (D) under which any Person has been granted the right to manufacture, develop, sell, market or distribute any Product on an exclusive basis to any Person or group of Persons or in any geographical area, or (E) obligating the Company or its Affiliates to purchase or otherwise obtain any product or service exclusively from any third party or sell any product or service exclusively to any third party; (ix) Contracts in respect of Indebtedness for borrowed money of $100,000 or more (whether incurred, assumed, guaranteed or secured by any asset); (x) Contract (other than a Company Plan) between the Company, on the one hand, and any Affiliate of the Company, on the other hand; (xi) Contract relating to the voting or registration of any securities; (xii) Contract containing a right of first refusal, right of first negotiation or right of first offer with respect to any equity interests or assets in favor of a party other than the Company or any of its Subsidiaries; (xiii) Contract that is not terminable upon 90 days or less notice by the Company or any of its Subsidiaries; (xiv) Contract under which the Company or any of its Subsidiaries is a party that provides for recurring annual minimum payments or receipts (other than milestone, royalty or similar payments or other contingent payments) in excess of $100,000 during the current or a subsequent fiscal year; (xv) Contract that obligates the Company or any of its Subsidiaries to make any capital commitment, loan or similar expenditure in an amount in excess of $100,000; (xvi) corporate integrity agreements, consent decrees, deferred prosecution agreements or other similar types of agreements with Governmental Bodies that have existing or contingent performance obligations; (xvii) Contracts of the Company or any of its Subsidiaries relating to the settlement of any Action; (xviii) Contracts of the Company or any of its Subsidiaries (other than Company Plans) that prohibit, limit or restrict the payment of dividends or distributions in

-25- respect of the capital stock of the Company or any of its Subsidiaries or otherwise prohibit, limit or restrict the pledging of capital stock of the Company or any of its Subsidiaries or prohibit, limit or restrict the issuance of guarantees by the Company or any of its Subsidiaries; (xix) Contracts with third party manufacturers and suppliers for the manufacture and/or supply of materials or products in the supply chain for Products that involve amounts invoiced in excess of $100,000 during the current or a subsequent fiscal year; (xx) Contract that by its terms calls for or otherwise may require royalties, milestone payments or similar contingent payments; (xxi) Contract that contemplates payments in excess of $100,000 in any calendar year (A) that relates to the research, testing, clinical trial, development, commercialization, manufacture, marketing, importation, exportation, sale, distribution, supply or license of any Product, including Contracts with contract research organizations, or (B) under which clinical, pre-clinical or non-clinical data relating to any Product is or may be generated; or (xxii) Contract to enter into any of the foregoing. Each such Contract described in clauses (i) through (xvii) above of this Section 4.12(a) or excluded therefrom due to the exception of being filed as an exhibit to the Company SEC Documents, excluding, in all cases, each Company Plan, is referred to herein as a “Company Material Contract.” (b) (i) The Company and each of its Subsidiaries (A) is not, and has not received written notice that any other party to any Company Material Contract is, in material violation or material breach of or material default (with or without notice or lapse of time or both) under or (B) has not waived or failed to enforce any rights or benefits under any Company Material Contract to which it is a party or any of its properties or other assets is subject, (ii) there has occurred no event giving to others any right of termination, material amendment or cancellation of (with or without notice or lapse of time or both) any such Company Material Contract and (iii) each such Company Material Contract is in full force and effect and is a legal, valid and binding agreement of, and enforceable against, the Company or any of its Subsidiaries, and, to the Knowledge of the Company, each other party thereto. As of the date of this Agreement, no party to any Company Material Contract has given any written notice of termination or cancellation of any Company Material Contract or that it intends to seek to terminate or cancel any Company Material Contract (whether as a result of the Contemplated Transactions or otherwise). Section 4.13. Intellectual Property. (a) Section 4.13(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a list of all (i) Patents, (ii) Trademarks and (iii) material Copyrights, in each instance, that are owned or licensed by the Acquired Companies and that are registered with a Governmental Body as of the date of this Agreement, or with respect to which the Acquired Companies have filed an application for registration pending as of the date of this Agreement, except for any such Patents, Trademarks or Copyrights that have been abandoned by the

-26- Acquired Companies as of the date of this Agreement in the normal course of business or for which registration has expired (collectively, “Company Registered Intellectual Property”), indicating for each such item in clauses (i), (ii), and (iii), as applicable and as of the date of this Agreement, the name of the current legal owner(s), the jurisdiction of application/registration, the application/registration number and the filing/issuance date. Section 4.13(a) of the Company Disclosure Letter also sets forth, as of the date of this Agreement, a list of all material internet Domain Names with respect to which the Acquired Companies are the registrants and unregistered Trademarks and software that are owned by the Acquired Companies. Each of the Patents included in the Company Registered Intellectual Property that are owned solely by the Company or any of its Subsidiaries (and, to the Knowledge of the Company, with respect to co- owned Patents), properly identifies by name each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Patent is issued or pending. (b) Each Acquired Company (i) has made necessary filings and paid necessary registration, maintenance, renewal and other fees required for maintaining all Company Registered Intellectual Property and (ii) is the exclusive or joint owner (as indicated in Section 4.13(a) of the Company Disclosure Letter) of the Company Registered Intellectual Property, free and clear of all Liens (except for Permitted Liens, rights, title or interests granted under the IP Contracts, and Liens set forth in Section 4.13(b) of the Company Disclosure Letter). (c) The Company or one of its Subsidiaries possesses legally sufficient rights to use all Company-Licensed Intellectual Property, and there is not any Intellectual Property owned by any other Person that is required by the Company or any of its Subsidiaries to conduct its business as currently conducted; provided, however, that the foregoing will not be interpreted as a representation of non-infringement of third-party Intellectual Property, which is dealt with exclusively in Section 4.14(d) below. Except as set forth in Section 4.14(c) of the Company Disclosure Letter, the Acquired Companies will be permitted to exercise all of the Acquired Companies’ rights under the IP Contracts immediately following the Closing to the same extent the Acquired Companies would have been able to immediately prior to the Closing, in all material respects, and without the payment of any additional funds other than ongoing fees, royalties or payments that the Acquired Companies would otherwise be required to pay. (d) The Company’s business as currently conducted does not misappropriate, infringe or otherwise violate the Intellectual Property of any Person in any material respect. Since the Reference Date, no Acquired Company has received any written notice from any Person (i) claiming that the conduct of any Acquired Company’s business misappropriated, infringed or otherwise violated the Intellectual Property of such Person, (ii) challenging or questioning any Acquired Company’s right, interest or title in any of the Owned Intellectual Property or (iii) alleging that any of the Owned Intellectual Property is invalid or unenforceable. (e) Since the Reference Date and to the Knowledge of the Company, (i) no Person has misappropriated, infringed or otherwise violated any Owned Intellectual Property in any material respect and (ii) no written claims are pending or threatened, against the Company or any of its Subsidiaries (A) challenging the Company’s or any of its Subsidiaries’ ownership of any Owned Intellectual Property or (B) challenging the validity or enforceability of any Owned Intellectual Property. The Company is not aware of any facts or circumstances that would

-27- reasonably be expected to give rise to any such written claims referenced in subsection (ii). Except as set forth in Section 4.13(e) or Section 4.13(h) of the Company Disclosure Letter, none of the Owned Intellectual Property is subject to any pending or outstanding directive, order or other disposition of dispute that adversely restricts the use, transfer, registration or licensing of any such Owned Intellectual Property by the Company or any of its Subsidiaries, or otherwise materially adversely affects the validity, scope, use, registrability, or enforceability of any Owned Intellectual Property. (f) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (alone or in combination with any other event), and the compliance with the provisions of this Agreement do not and will not conflict with, alter, or impair, any of the rights of the Acquired Companies in any Owned Intellectual Property or Company-Licensed Intellectual Property or the validity, enforceability, use, right to use, ownership, priority, duration, scope, or effectiveness of any Owned Intellectual Property or Company-Licensed Intellectual Property, in each case, in any material respect. (g) Except as set forth in Section 4.13(g) of the Company Disclosure Letter, no government funding, facilities of a university, college, other educational institution or research center, or funding from third parties was used in the development of any Owned Intellectual Property. Except as set forth in Section 4.13(g) of the Company Disclosure Letter, and to the Knowledge of the Company, no Person who was involved in, or who contributed to, the creation or development of any Owned Intellectual Property, has performed services for the government, university, college, or other educational institution or research center in a manner that would affect any Acquired Company’s rights in the Owned Intellectual Property, in any material respect. Except as set forth in Section 4.13(g), of the Company Disclosure Letter, no Governmental Body or academic institution has any right to, ownership of or right to royalties for any Owned Intellectual Property. (h) Section 4.13(h) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a complete and correct list of all IP Contracts to which the Company is a party. The Company is not in default of any such IP Contract in any material respect. (i) Each Acquired Company has maintained all reasonable and necessary practices to protect the confidentiality and secrecy, and against the unauthorized disclosure of the Owned Intellectual Property, including by requiring employees and individual independent contractors with access to such Owned Intellectual Property to execute written agreements requiring them to maintain the confidentiality of such Owned Intellectual Property. (j) Each service provider who, in the course of providing services to any Acquired Company, has been involved in the development of Intellectual Property owned by any Acquired Company, has executed a valid and enforceable agreement assigning to the Company or its Subsidiary, as applicable, all such Intellectual Property developed by the respective service provider (an “IP Assignment Agreement”), except to the extent that enforceability may be subject to, and limited by the effect of (x) any applicable bankruptcy, insolvency, reorganization, moratorium, receivership or other similar laws affecting the enforcement of creditors’ rights generally and (y) general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity. To the Knowledge of the Company, no service

-28- provider in the foregoing sentence is in material breach of any term of any IP Assignment Agreement. Section 4.14. Privacy and Data Security. (a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, each Acquired Company is, and at since the Reference Date has been, in compliance with all (i) applicable Laws pertaining to data protection, data privacy, data security and data breach notification in the United States and elsewhere in the world, including, as applicable, the EU’s General Data Protection Regulation (collectively, “Privacy Laws”); (ii) the Acquired Company’s published policies or notices relating to the Acquired Company’s collection, use, storage, disclosure, processing, handling, protection, or cross-border transfer (“Processing”) of Personal Information; (iii) terms of any material Contracts to which any Acquired Company is bound relating to the Processing of Personal Information; and (iv) industry standards and/or codes-of-conduct to which the Company and/or any of its Subsidiaries are bound relating to the Company’s or any of its Subsidiaries’ Processing of Personal Information (collectively, “Privacy Requirements”). (b) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, since the Reference Date, no Acquired Company has received any subpoenas, demands, or other written notices from any Governmental Body or other entity investigating, inquiring into, or otherwise relating to any actual violation of any Privacy Laws. The Company is not under investigation by any Governmental Body or other entity for any actual violation of any Privacy Laws. (c) Each Acquired Company has taken commercially reasonable steps designed to protect (i) the operation, confidentiality, integrity, and security of the Acquired Company’s software, systems, and websites (“IT Assets”) that are involved in the Processing of Personal Information, and (ii) Personal Information in the Acquired Company’s possession and/or control from unauthorized use, access, disclosure, deletion, and/or modification. (d) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, since the Reference Date, and to the Knowledge of the Company, no Acquired Company has experienced any failures; crashes; security incidents; data breaches; unauthorized access, use, or disclosure; or other adverse events or incidents related to Personal Information that would require notification of individuals, law enforcement, any Governmental Body, customers, vendors, or any others under any applicable Privacy Laws. To the Knowledge of the Company, there are no pending complaints, Actions, fines, or other penalties facing any Acquired Company in connection with any such failures; crashes; security incidents; data breaches; unauthorized access, use, or disclosure. Section 4.15. Litigation. (a) No Actions or investigations are pending or, to the Company’s Knowledge, threatened in writing against any Acquired Company, at law or in equity, or before or by any Governmental Body, and no Acquired Company is subject to or in violation of any outstanding judgment, injunction, rule, order or decree of any court or Governmental Body,

-29- except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole. (b) No Acquired Company is subject to any outstanding judgment, injunction, rule, order or decree of any court or Governmental Body under which any of them is subject to ongoing material obligations. Section 4.16. Insurance. The Company has made available complete and accurate copies of all material insurance policies under which any Acquired Company is an insured or otherwise the principal beneficiary of coverage (collectively, the “Insurance Policies”). Each Insurance Policy is in full force and effect, and (a) no Acquired Company is in breach or default under any Insurance Policy, (b) no notice of cancellation or termination has been received with respect to any Insurance Policy and (c) no event has occurred which, with notice or lapse of time, would constitute such breach or default, or permit termination or modification, under any such Insurance Policy, except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole. As of the date hereof, there are no pending material claims under any Insurance Policy as to which any insurer has, in a written notice to any Acquired Company, denied coverage, other than routine reservation of rights letters. The Company has made available to Parent or Purchaser an accurate and complete copy of all insurance policies set forth or required to be set forth on Section 4.16 of the Company Disclosure Letter. Section 4.17. Employee Benefit Plans. (a) Section 4.17(a) of the Company Disclosure Letter set forth a complete and accurate list of all material Company Plans. (b) With respect to each material Company Plan that is not filed as an exhibit to a Company SEC Document, the Company has made available to Parent or Purchaser true and correct copies of the following (as applicable) prior to the date of this Agreement: (i) the current plan document, including all amendments thereto or, with respect to any unwritten plan, a summary of all material terms thereof, (ii) the summary plan description along with all summaries of material modifications thereto, (iii) all related trust instruments, insurance contracts or other funding-related documents, and all amendments thereto, (iv) a copy of all material, non-routine correspondence with any Governmental Body relating to a Company Plan within the last three (3) years, (v) the three most recent Form 5500 filings, (vi) the last three (3) years of non-discrimination testing results and (vii) the most recent Internal Revenue Service determination, advisory or opinion letter. (c) Each Company Plan that is intended to meet the requirements to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter or is covered by a favorable opinion letter from the Internal Revenue Service, and, to the Knowledge of the Company, nothing has occurred which would be reasonably expected to cause the loss of such qualified status for such Company Plan or require such action under the IRS Employee Plans Compliance Resolution System in order to maintain such qualification or require corrective action to the IRS or Employee Plans Compliance Resolution System to maintain such qualification. Except to the extent such noncompliance would not, individually or in the

-30- aggregate, reasonably be expected to have a Company Material Adverse Effect, each Company Plan is, and has been, established, operated, administered and maintained in accordance with its terms and with the requirements of the applicable provisions of the Code, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other applicable Law. (d) Except as would not reasonably be expected to have a Company Material Adverse Effect, with respect to each Company Plan, (i) there are no Actions pending or, to the Company’s Knowledge, threatened in writing, other than routine claims for benefits and, to the Knowledge of the Company, no facts or circumstances exist that could reasonably be expected to give rise to any such Actions and (ii) all material contributions, premiums or other amounts payable by the Company or any of its Subsidiaries pursuant to any Company Plan have been timely paid or, to the extent not yet due, accrued in accordance with GAAP and past practice (to the extent required under applicable Law to be accrued). No Company Plan is, or within the past six (6) years has been, the subject of an application or filing under a government sponsored amnesty, voluntary compliance, or similar program. (e) Neither the Company nor any of its ERISA Affiliates has at any time within the last six (6) years sponsored or contributed to, or been obligated to contribute to, or has or had any Liability in respect of (whether contingent or otherwise), a plan that is or was during such period (i) subject to Title IV of ERISA or Sections 412 or 430 of the Code or (ii) a “multiemployer plan” within the meaning of Section 3(37) of ERISA. No Company Plan is (x) a “multiple employer plan” as described in Section 210 of ERISA or Section 413(c) of the Code or (y) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. Neither the Company nor any ERISA Affiliate has ever incurred any liability under Title IV of ERISA that has not been paid in full. (f) No Company Plan provides, and neither the Company nor any of its Subsidiaries have any obligation to provide to a current or former officer, director, employee or individual independent contractor (or any spouse or dependent thereof) any life insurance or health coverage under a welfare plan (as defined in Section 3(1) of ERISA) after his or her termination of employment or service with the Company or any of its Subsidiaries, other than as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any other applicable Law, at the sole expense of such participant or the participant’s beneficiary, and the Company has no current promise to provide such post-termination benefits. (g) Each Company Plan may be amended, terminated, or otherwise modified (including cessation of participation) by the Company to the greatest extent permitted by applicable Law, and no employee communications or provision of any Company Plan has failed to effectively reserve the right of the Company to so amend, terminate or otherwise modify such Company Plan. The Company has not announced its intention to modify or terminate any Company Plan or adopt any arrangement or program which, once established, would come within the definition of a Company Plan. Each asset held under each Company Plan may be liquidated or terminated without the imposition of any redemption fee, surrender charge or comparable liability. No Company Plan provides health or long-term disability benefits that are not fully insured through an insurance contract.

-31- (h) Except as set forth on Section 4.17(h) of the Company Disclosure Letter, and except as otherwise contemplated by this Agreement, neither the execution or delivery of this Agreement, nor the consummation of the Contemplated Transactions (either alone or in conjunction with any other event), will, either individually or together with the occurrence of another event (including a termination of employment or service), (i) result in any payment or benefit becoming due to any current or former officer, director, employee or individual independent contractor of the Company or any of its Subsidiaries under any Company Plan, (ii) increase any benefits or compensation otherwise payable under any Company Plan, (iii) result in the acceleration of the time of payment or vesting of any payments or benefits under any Company Plan, (iv) result in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code or in the imposition of an excise Tax under Section 4999 of the Code, or (v) limit the right to merge, amend or terminate any Company Plan (except any limitations imposed by applicable Law, if any). No Acquired Company has an obligation to pay any gross-up, reimbursement or other payment in respect of any Tax imposed under Section 4999 or Section 409A of the Code. (i) Each Company Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) under which the Company makes, is obligated to make or promises to make, payments subject to Section 409A of the Code has, since the inception of the Company, been established and administered in operational and documentary compliance in all material respects with Section 409A of the Code and all IRS guidance promulgated thereunder. No payment pursuant to any arrangement between the Company and any “service provider” (as such term is defined in Section 409A of the Code and the Treasury Regulations thereunder) should reasonably be expected to subject any Person to a Tax pursuant to Section 409A of the Code, whether pursuant to the consummation of the transactions contemplated by this Agreement or otherwise. (j) The Company has made available to Parent prior to the execution of this Agreement preliminary Section 280G calculations which provide a good faith estimate of any “excess parachute payment” within the meaning of Section 280G of the Code that are not deductible by the Company or any of its Subsidiaries under Section 280G of the Code or that could reasonably be expected to result in any excise Tax on any “disqualified individual” within the meaning of Section 280G of the Code under Section 4999 of the Code, including in the event of a termination of employment on or following the Effective Time. (k) No Company Plan is subject to the laws of any jurisdiction outside the United States. Section 4.18. Environmental Compliance and Conditions. Except for matters that would not reasonably be expected to, individually or in the aggregate, be material to the Acquired Companies, taken as a whole: (a) each Acquired Company is, and since the Reference Date has been, in compliance with all applicable Environmental Laws; (b) each Acquired Company has obtained and compiled with and is in compliance with all Permits required under Environmental Laws to operate its business of the

-32- Company as presently conducted, and has not received any notice of revocation or any threat to revoke, modify or terminate any Permits; (c) except for matters that are resolved, no Acquired Company has received any written claim, notice or complaint, or been subject to any Action from any Governmental Body or third party regarding any actual or alleged violation of Environmental Laws or any Liabilities or potential Liabilities under Environmental Laws (“Environmental Liabilities”); and (d) no Acquired Company has released any Hazardous Substance on, under or about, to the Company’s Knowledge, any real property now or formerly occupied or used by any Acquired Company in a manner that reasonably could be expected to give rise to Liability for any Acquired Company under any Environmental Laws. (e) no Acquired Company has assumed, by Contract, operation of Law or otherwise, any Environmental Liabilities of any other Person. Section 4.19. Employment and Labor Matters. (a) Section 4.19(a) of the Company Disclosure Letter contains a complete and accurate list of all employees of the Acquired Companies as of the date of this Agreement, setting forth for each employee: employing entity; his or her position or title; classification as exempt or non-exempt for wage and hour purposes; whether paid on a salary, hourly or commission basis and the employee’s actual annual base salary or other rates of compensation; bonus and commission potential (if applicable); full-time or part-time status; date of hire; business location (city, state and country); status (i.e., active or inactive and if inactive, the type of leave ); any visa or work permit status; and the total amount of bonus, retention, severance and other amounts to be paid to such employee at the Closing or otherwise in connection with the transactions contemplated hereby. (b) Section 4.19(b) of the Company Disclosure Letter contains a complete and accurate list of all of the independent contractors, consultants, temporary employees, leased employees and other agents employed or used by the Acquired Companies and classified by the Acquired Companies as other than employees, or compensated other than through wages paid by the Acquired Companies through the Acquired Companies’ payroll department (“Contingent Workers”), showing for each Contingent Worker such individual’s role in the business, engaging entity, engagement date, end date (if applicable), work location (city, state and country), fees or compensation paid in the last twelve (12) months. (c) Since the Reference Date and except as would not result in material liability to an Acquired Company, the Acquired Companies currently classify and have properly classified each of its employees as exempt or non-exempt for the purposes of the Fair Labor Standards Act and state, local and foreign wage and hour laws, and are and have been otherwise in compliance in all material respects with such laws. To the extent that any Contingent Workers are or were engaged by the Acquired Companies, since the Reference Date and except as would not result in material liability to an Acquired Company, the Acquired Companies currently classify and have properly classified and treated them as Contingent Workers (as distinguished

-33- from Form W-2 employees) in accordance with applicable law and for the purpose of all employee benefit plans and perquisites. (d) No Acquired Company is, or since the Reference Date has been, a party to or bound by any collective bargaining agreement or other agreement with a labor union, labor organization, works council or other employee representative body, and no such agreement is being negotiated, with respect to the Company’s operations or any employee or Contingent Worker. No Acquired Company has a duty to bargain with any union or labor organization or other person purporting to act as exclusive bargaining representative of any employees or Contingent Workers with respect to the wages, hours or other terms and conditions of employment of any employee or Contingent Worker. No Acquired Company has experienced any picketing of any nature, labor strike, slowdown, work stoppage, lockout or grievance, claim of unfair labor practices or other collective bargaining dispute since the Reference Date. To the Knowledge of the Company, no organizational effort is presently being made, or has been made since the Reference Date, on behalf of any labor union, works council or other employee representative body as it relates to employees of the Acquired Companies. (e) Each Acquired Company is, and between the Reference Date and the date of this Agreement has been, in compliance in all material respects with all Laws relating to labor and employment, including all such Laws relating to wages (including minimum wage, overtime wages, and meals and rest breaks), discrimination, harassment, retaliation, equal opportunity, pay equity, fair employment practices, restrictive covenants, workers’ compensation, unemployment compensation, employee leave, collective bargaining, fair labor standards, workplace safety and health, immigration, work authorization, worker classification (including employee-independent contractor classification and the proper classification of employees as exempt employees and non-exempt employees), the Worker Adjustment and Retraining Notification Act (“WARN”) and any similar foreign, state, provincial or local Law, and automated employment decision tools and similar artificial intelligence tools. No Acquired Company is delinquent in any payments to any employee or Contingent Worker for any wages, salaries, commissions, bonuses, fees or other direct compensation due with respect to any services performed for it or amounts required to be reimbursed to such employees or Contingent Workers. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, no Acquired Company is liable for any employment taxes or any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). (f) No Acquired Company is, nor since the Reference Date has been, involved in any way in any form of litigation, governmental audit, governmental investigation, administrative agency proceeding, private dispute resolution procedure, or internal or external investigation of alleged employee misconduct, in each case with respect to employment or labor matters (including but not limited to allegations of employment discrimination, retaliation, noncompliance with wage and hour laws, the misclassification of independent contractors, violation of restrictive covenants, sexual harassment, other unlawful harassment or unfair labor practices).

-34- (g) Since the Reference Date, no Acquired Company has implemented a “mass layoff”, “business closing,” “plant closing” or similar group employment loss requiring notice under WARN or any similar foreign, state, provincial or local Laws. During the ninety (90) day period preceding the date hereof, no employee or Contingent Worker has suffered an “employment loss” as defined in WARN or any similar foreign, state, provincial or local Laws with respect to any Acquired Company. No Acquired Company has any outstanding liability under the WARN Act or any similar foreign, state, provincial or local Laws. (h) Except as set forth in Section 4.19(f) of the Company Disclosure Letter, in the past twelve (12) months: (i) no officer or key employee’s employment with the Acquired Companies has been terminated for any reason; and (ii) to the Knowledge of the Company, no officer or key employee, or group of employees or Contingent Workers, has expressed any plans to terminate his, her or its employment or service arrangement with the Acquired Companies. (i) Section 4.19(i) of the Company Disclosure Letter identifies each employee of the Acquired Companies who is subject to a non-competition, non-solicitation, confidentiality and/or invention assignment agreement with the Acquired Companies and includes a form of each such agreement. (j) Except as set forth in Section 4.19(j) of the Company Disclosure Letter, all employees of the Acquired Companies are employed at-will and no employee is subject to any employment contract with the Acquired Companies, whether oral or written. (k) In the last five (5) years and to the Knowledge of the Company, no allegations of sexual harassment, other unlawful harassment, discrimination or retaliation have been made to the Acquired Companies against any employee or Contingent Worker and the Acquired Companies have not otherwise become aware of any such allegations. To the Knowledge of the Company, there are no facts that would reasonably be expected to give rise to claim of sexual harassment, other unlawful harassment, discrimination or retaliation against or involving the Acquired Companies or any employee, director or Contingent Worker. Section 4.20. FDA and Regulatory Matters. (a) Each Acquired Company holds, and has held since January 1, 2020, all material Permits under the FDA Laws necessary for the lawful operation of the business of the Acquired Companies as currently conducted (the “Company Permits”), and all such Company Permits are valid and in full force and effect. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, since January 1, 2020, (i) each Acquired Company is, and has been, in compliance with the terms of all Company Permits, including the making of all filings, declarations, listings, registrations, reports, notices, and submissions required thereunder, and (ii) there has not occurred any violation of, default or other noncompliance under any Company Permit. There is no Action pending or, to the Knowledge of the Company, threatened seeking the revocation, withdrawal, suspension, cancellation, termination or modification of any material Company Permit. To the Knowledge of the Company, the Contemplated Transactions, in and of themselves, will not cause the revocation or cancellation of any material Company Permit pursuant to the terms of any such Company Permit.

-35- (b) All preclinical studies and clinical trials for the Products are being, and have been conducted, by the Acquired Companies and any Person acting on their behalf in compliance in all material respects with applicable research protocols and all applicable Company Permits and FDA Laws. (c) No Acquired Company has committed any act, made any statement or failed to make any statement or take any act (i) that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for any Governmental Body to invoke any similar policy, or (ii) that could otherwise constitute noncompliance with any applicable Law. Since January 1, 2020, neither the Acquired Companies, any of their officers, directors or employees, nor, to the Knowledge of the Company, any of their contractors or agents has been debarred or convicted of a crime that has resulted in debarment under FDA Laws, including, 21 U.S.C. Section 335a, or has been disqualified as a clinical investigator under FDA Laws, and no claims, Actions, proceedings or investigations that would reasonably be expected to result in such debarment or disqualification are pending or, to the Knowledge of the Company, threatened against the Acquired Companies or any of their officers, directors, employees, contractors or agents. (d) None of the Acquired Companies nor, any Person acting on their behalf has received from the FDA or other Governmental Body any warning letter, untitled letter, notice of adverse finding resulting from an inspection of any Acquired Company facility, penalty, fine, sanction, or any other written notice or communication alleging or asserting noncompliance with any FDA Laws or Company Permits with respect to any Product. (e) Except as would not reasonably be expected to, individually or in the aggregate, be material to the Company, since January 1, 2020, no Acquired Company has received any written notice or communication from any institutional review board or Governmental Body (i) placing any Product-related clinical trials conducted by or on behalf of the Acquired Companies on “clinical hold,” or (ii) requiring the termination or suspension of any ongoing or planned Product-related clinical trials conducted by or on behalf of the Acquired Companies. The Company has made available to Parent and Purchaser true, correct, and complete copies of all material documents and correspondence relating to the Company Permits and Products, including, as applicable, investigational new drug applications and supporting documentation, submitted to or received from the FDA or any other Governmental Body. Except as would not reasonably be expected to, individually or in the aggregate, to be material to the Company, since January 1, 2020, each Acquired Company has submitted all annual and periodic reports, amendments and safety reports for any Product required to be made to any Governmental Body under FDA Laws. (f) Since January 1, 2020, none of the Products manufactured, tested, distributed, or held by or on behalf of the Acquired Companies have been or are the subject of any ban, suspension of manufacturing (whether voluntarily or otherwise), recall, market withdrawal or replacement, safety alert, seizure, “dear doctor” letter, or other written notice relating to an alleged lack of safety in the United States or any other foreign jurisdiction.

-36- (g) Since January 1, 2020, neither the Acquired Companies nor any officer, director, employee, agent or contractor, or, to the Knowledge of the Company, any other person engaged by or having a relationship with the Acquired Companies, is currently a party to any corporate integrity agreement, individual integrity agreement, monitoring agreement, consent decree, settlement order, or similar agreement with or imposed by any Governmental Body. (h) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, neither the Acquired Companies nor, to the Knowledge of the Company, any officer, director, agent, employee or other Person acting on its behalf, has since January 1, 2020, (i) violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or other Anti-Corruption and Anti-Bribery Laws in any countries in which the Acquired Companies conduct business, (ii) made, offered to make, promised to make, or authorized the payment or giving of, directly or indirectly, any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or gift of money, (iii) provided, offered, gifted or promised, directly or indirectly through another Person, anything of value to any Government Official for the purpose of (x) unlawfully influencing any act or decision of such Government Official in their official capacity, inducing such Government Official to do or omit to do any act in violation of their lawful duty, or securing any improper advantage for the Acquired Companies or (y) inducing such Government Official to use his or her influence in an unlawful manner to affect or influence any act or decision of any Governmental Body, (iv) violated any sanctions administered by the U.S. Treasury Department’s Office of Foreign Assets Control or any other applicable sanctions, or (v) received written notice that it is subject to any investigation by any Governmental Body with regard to violations of any applicable Anti-Corruption and Anti-Bribery Laws or sanctions. “Government Official” means any person employed by or that is an agent of any Governmental Body or any political party or that is a candidate for Governmental Body office, or the family member or close Affiliate of any of these. (i) The Acquired Companies, each of their respective officers, directors and employees and, to the Knowledge of the Company, any other Representatives acting at the direction of or on behalf of the Acquired Companies, are and have been for the past six (6) years in compliance with all applicable U.S. and non-U.S. export and import controls, economic and trade sanctions, customs requirements and antiboycott Laws, including, as applicable, U.S. economic and trade sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the Export Administration Regulations administered and enforced by the U.S. Department of Commerce’s Bureau of Industry and Security, Section 999 of the Code, the U.S. customs regulations administered by the U.S. Department of Homeland Security’s Customs and Border Protection and the Foreign Trade Regulations (collectively, “Trade Controls”). (j) None of the Acquired Companies, nor any officer, director or employee of the Acquired Companies or, to the Knowledge of the Company, any other Representative acting at the direction of or on behalf of the Acquired Companies, is a Person that is (i) identified on a U.S. governmental restricted party list maintained under Trade Controls or otherwise the target of sanctions or restrictions under Trade Controls, (ii) 50% or greater owned or controlled (as relevant under applicable sanctions Laws) by any such Person(s) described in clause (i), or (iii) located, organized or ordinarily resident in, or a blocked national of, a country or region that itself is the subject of comprehensive sanctions under Trade Controls.

-37- (k) There have been no claims, complaints, charges, investigations, voluntary or directed disclosures, administrative subpoenas or proceedings under Trade Controls involving the Acquired Companies, and, to the Knowledge of the Company, there are no pending or threatened claims or investigations involving the Acquired Companies with respect to suspected or confirmed violations of Trade Controls. (l) Between January 1, 2020, and the date of this Agreement, none of the Acquired Companies, nor any of their respective officers, directors, employees, or contractors: (i) has been debarred, excluded suspended or otherwise deemed ineligible from participation in any Federal Health Care Program, (ii) has had a civil monetary penalty assessed against it under 42 U.S.C. §1320a-7a, (iii) is currently listed on the list of parties excluded from federal procurement programs and non-procurement programs as maintained in the Government Services Administration’s System for Award Management or other federal agencies, or (iv) to the Knowledge of the Company, has engaged in any activity that is in violation of, or is cause for civil penalties, debarment or mandatory or permissive exclusion under federal or state Laws. Between January 1, 2020, and the date of this Agreement, no Acquired Company has been subject to any type of investigation that is pending or, to Company’s Knowledge, pending and not served or threatened or that has been threatened, in each case by the Department of Health and Human Services Officer of Inspector General or the Department of Justice pursuant to any Healthcare Laws or Federal Health Care Program-related offense. Section 4.21. Brokerage. Other than WBB Securities, LLC (“WBB”) and H.C. Wainwright & CO., LLC (“HCW”), no Person is entitled to any financial advisory fee in connection with the Contemplated Transactions based on any arrangement or agreement made by or on behalf of the Acquired Companies. The Company has made available to Parent and Purchaser accurate and complete copies of any engagement letters to which WBB and HCW are entitled to any financial advisory fee in connection with the Contemplated Transactions. Section 4.22. State Takeover Statutes. The Company Board has taken all actions so that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement, the CVR Agreement and the consummation of the Contemplated Transactions, and no “fair price,” “moratorium,” “control share acquisition” or similar provision of any antitakeover Law (collectively, “Takeover Laws”) enacted under of any state Laws in the United States or any similar antitakeover provision in the Company Charter or the Company Bylaws is or will be applicable to this Agreement, the Contemplated Transactions or any of the transactions contemplated hereby. Section 4.23. Affiliate Transactions. Except (a) as set forth on Section 4.23 of the Company Disclosure Letter or (b) for directors’ and employment-related material Contracts filed or incorporated by reference as an exhibit to a Company SEC Document pursuant to Item 404 of Regulation S-K filed by the Company prior to the date hereof and for any intercompany agreements, as of the date hereof, no present or former executive officer, director, employee, stockholder, partner, consultant or Affiliate of the Company, nor any of such Person’s Affiliates or immediate family members (each of the foregoing, a “Related Party”), is a party to any Contract with or binding upon the Company or any of their respective properties or assets or has any material interest in any material property owned by the Company or has engaged in any

-38- material transaction with any of the foregoing within the last 12 months (each, an “Affiliate Transaction”). Section 4.24. Disclosure. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Offer Documents will, at the time such documents are filed with the SEC, at the time they are mailed to the holders of Common Shares, or at the time any amendment or supplement thereto is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Schedule 14D-9 will not, at the time it is filed with the SEC, at the time it is mailed to the holders of Common Shares, or at the time any amendment or supplement thereto is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to information supplied by or on behalf of Parent, Purchaser or any Affiliate of Parent or Purchaser in writing specifically for inclusion in the Offer Documents or the Schedule 14D-9. The Schedule 14D-9 will, at the time it is filed with the SEC, at the time it is mailed to the holders of Common Shares, and at the time any amendment or supplement thereto is filed with the SEC, comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations of the SEC thereunder. Section 4.25. No Rights Agreement. No Acquired Company is a party to a stockholder rights plan, “poison pill” or similar takeover agreement or plan. Section 4.26. Opinion. The Company Board (in such capacity) has received the oral opinion of HCW, as financial advisor to the Company, on or prior to the date of this Agreement, to be confirmed by delivery of a written opinion, that, as of the date of such opinion and based on and subject to the matters set forth therein, including the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Offer Price and the Common Merger Consideration are fair from a financial point of view to the holders of Common Shares (other than any Common Shares described in Section 3.1(b)). A signed copy of such opinion has been or will promptly following the execution of this Agreement be provided to Parent and Purchaser solely for informational purposes and on a non- reliance basis, and it is expressly understood and agreed that such opinion is for the benefit of the Company Board and may not be relied on by Parent or Purchaser for any purpose. Section 4.27. No Vote Required. Assuming the Contemplated Transactions are consummated in accordance with Section 251(h) of the DGCL and assuming the accuracy of the representations and warranties set forth in Section 5.9, no stockholder votes or consents are needed to authorize this Agreement or for consummation of the Contemplated Transactions. Section 4.28. No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE COMPANY TO PARENT OR PURCHASER IN ARTICLE IV OF THIS AGREEMENT (AS MODIFIED BY THE COMPANY DISCLOSURE LETTER), OR IN ANY CERTIFICATE, INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT, NONE OF THE

-39- ACQUIRED COMPANIES HAS MADE OR IS MAKING ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AND THE COMPANY HEREBY DISCLAIMS ANY SUCH REPRESENTATIONS AND WARRANTIES WHATSOEVER OTHER THAN THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE COMPANY TO PARENT OR PURCHASER IN ARTICLE IV OF THIS AGREEMENT (AS MODIFIED BY THE COMPANY DISCLOSURE LETTER), OR IN ANY CERTIFICATE, INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT. IN CONNECTION WITH PARENT’S INVESTIGATION OF THE COMPANY, PARENT MAY HAVE RECEIVED FROM OR ON BEHALF OF THE COMPANY CERTAIN PROJECTIONS. NONE OF THE ACQUIRED COMPANIES HAS MADE OR IS MAKING ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT TO ANY ESTIMATES, PROJECTIONS AND OTHER FORECASTS AND PLANS, EXCEPT TO THE EXTENT AND AS EXPRESSLY COVERED BY A REPRESENTATION AND WARRANTY MADE BY THE COMPANY TO PARENT OR PURCHASER IN ARTICLE IV OF THIS AGREEMENT (AS MODIFIED BY THE COMPANY DISCLOSURE LETTER), OR IN ANY CERTIFICATE, INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT. ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER Parent and Purchaser, jointly and severally, hereby represent and warrant to the Company as follows: Section 5.1. Organization and Corporate Power. Each of Parent and Purchaser is validly existing and in good standing under the Laws of the jurisdiction in which it was organized, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder. Each of Parent and Purchaser has all requisite corporate power and authority and all Permits necessary to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Parent owns beneficially and of record all of the outstanding capital stock of Purchaser free and clear of all Liens. Section 5.2. Authorization; Valid and Binding Agreement. Each of Parent and Purchaser has all requisite corporate power and authority to execute and deliver this Agreement, the Support Agreements, and the CVR Agreement, to perform its obligations hereunder and to consummate the Offer and the Merger. No other corporate action pursuant to the Laws of the jurisdictions in which Parent or Purchaser is organized, on the part of Parent and Purchaser, is necessary to authorize this Agreement or the CVR Agreement. Each of Parent and Purchaser has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company, each of this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity. Section 5.3. No Breach. The execution and delivery of this Agreement by Parent and Purchaser, the execution and delivery of the CVR Agreement by Parent, and the consummation

-40- of the Offer and the Merger, do not (a) conflict with or violate their respective certificates of incorporation or bylaws (or similar governing documents) and (b) assuming all consents, approvals, authorizations and other actions described in Section 5.4 have been obtained, and all filings and obligations described in Section 5.4 have been made, conflict with or violate any Law or order, judgment or decree to which Parent, Purchaser, either of their Subsidiaries or any of their properties or assets is subject, or (c) conflict with or result in any breach of, constitute a default under, result in a violation of, give rise to a right of termination, cancellation or acceleration under any Contract to which Parent, Purchaser or any other Subsidiary of Parent is a party, except, in the case of each of clauses (b) and (c) above, as would not have a Purchaser Material Adverse Effect. Section 5.4. Consents. Except for (a) the applicable requirements of the HSR Act and such Merger Control Laws of other jurisdictions as set out in Annex IV, (b) applicable requirements of the Exchange Act, (c) the filing of the Certificate of Merger, and (d) the applicable requirements of Governmental Bodies as set forth on Section 5.4 of the Company Disclosure Letter, Parent and Purchaser are not required to submit any notice, report or other filing with any Governmental Body in connection with the execution, delivery or performance by it of this Agreement, the Support Agreements, the CVR Agreement or the consummation of the Contemplated Transactions. Other than as stated above, no consent, approval or authorization of any Governmental Body is required to be obtained by Parent or Purchaser in connection with its execution, delivery and performance of this Agreement, the Support Agreements, the CVR Agreement, or the consummation of the Contemplated Transactions, except for those consents, approvals and authorizations that, if not obtained, would not reasonably be expected to have, individual or in the aggregate, a Purchaser Material Adverse Effect. Section 5.5. Litigation. No Actions or investigations are pending or, to the Knowledge of Parent or Purchaser, threatened in writing against Parent or any of its Subsidiaries that seeks to enjoin the Offer, the Merger or the other Contemplated Transactions, other than any such Actions that have not had and would not have a Purchaser Material Adverse Effect. Section 5.6. Disclosure. None of the Offer Documents, will, at the time such documents are filed with the SEC, at the time they are mailed to the holders of Common Shares or at the time any amendment or supplement thereto is filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation is made by Parent or Purchaser with respect to information supplied by or on behalf of the Company or any Affiliate of the Company in writing specifically for inclusion in the Offer Documents. The Offer Documents will, at the time such documents are filed with the SEC, at the time the Offer Documents are mailed to the holders of Common Shares, and at the time any amendment or supplement thereto is filed with the SEC, comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder. None of the information supplied by or on behalf of Parent, Purchaser or any Affiliate of Parent or Purchaser for inclusion in the Schedule 14D-9 will, at the times such documents are filed with the SEC and at the time any amendment or supplement thereto is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein

-41- or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Section 5.7. Brokerage. No Person is entitled to any financial advisory fee in connection with the Contemplated Transactions based on any arrangement or agreement made by or on behalf of Parent or Purchaser. Section 5.8. Operations of Purchaser. Purchaser has been formed solely for the purpose of engaging in the Contemplated Transactions and since the date of its incorporation, has engaged in no business activities and will have incurred no liabilities or obligations except as contemplated by this Agreement or incident to its incorporation. All of the issued and outstanding capital stock of Purchaser is, and at the Effective Time will be, owned, directly or indirectly, by Parent. Section 5.9. Ownership of Shares. None of Parent, Purchaser or any of their affiliates or associates (each as defined in Section 203 of the DGCL) is, or at any time during the last three (3) years has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL. Parent, Purchaser and their respective Affiliates do not beneficially own any Company Securities and have not beneficially owned any Company Securities during the three years prior to the date of this Agreement. Neither Parent nor Purchaser nor any of their Affiliates are an Affiliate of the Company within the meaning of that term under applicable federal securities Laws. Section 5.10. Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve the Offer or the Merger. The vote or consent of Parent as the sole stockholder of Purchaser (which will occur promptly following the execution and delivery of this Agreement) is the only vote or consent of the holders of any class or series of capital stock of Purchaser necessary to approve this Agreement, the Offer or the Merger. Section 5.11. Financial Ability. (a) Parent has delivered to the Company a true, correct and complete copy of an executed capital commitment letter dated on or prior to the date of this Agreement, which is attached hereto as Annex VII (the “Capital Commitment Letter”), from a certain investor (the “Capital Investor”) pursuant to which the Capital Investor has agreed, subject to the terms and conditions thereof, to invest in Parent the cash amounts set forth therein. The capital committed pursuant to the Capital Commitment Letter is collectively referred to in this Agreement as the “Capital.” (b) Except as expressly set forth in the Capital Commitment Letter, as of the date hereof, there are no conditions precedent to the obligations of the Capital Investor to provide the Capital or any contingencies that would permit the Capital Investor to reduce the total amount of the Capital. (c) The Capital, when funded in accordance with the Capital Commitment Letter, shall provide Parent with cash proceeds at the Acceptance Time in an amount sufficient for the payment of the Closing Amount in respect of each Common Share validly tendered and

-42- accepted in the Offer, the cash portion of the Merger Consideration (excluding the portion of the Merger Consideration that would otherwise by payable in respect of the Rollover Shares), any other amounts required to be paid by Parent or Purchaser on the Closing Date in connection with the consummation of the transactions contemplated hereby and the payment of any fees and expenses of or payable by Parent, Purchaser or the Surviving Corporation in connection with the foregoing (such amount, the “Financing Amount”). (d) As of the date hereof, the Capital Commitment Letter is in full force and effect and are valid and binding obligations of Parent and, to the Knowledge of Parent, the other parties thereto, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity and assuming the accuracy of the representations and warranties set forth in Article VI and the performance by the Company of its obligations under Article VI, no event has occurred that, with or without notice, lapse of time, or both, would reasonably be expected to constitute a default or breach or a failure to satisfy a condition precedent on the part of Parent under the terms and conditions of the Capital Commitment Letter. The Capital Commitment Letter has not been modified, amended or altered as of the date hereof, and the commitment under the Capital Commitment Letter has not been withdrawn or rescinded in any respect as of the date hereof. (e) Parent and Purchaser acknowledge and agree that it is not a condition to the Offer or the Closing that Parent and Purchaser obtain any financing or refinancing (including, for the avoidance of doubt, the Capital) for or relating to the Contemplated Transactions. Section 5.12. Disclaimer of Reliance. EACH OF PARENT AND PURCHASER ACKNOWLEDGES AND AGREES, THAT EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE COMPANY TO PARENT OR PURCHASER IN ARTICLE IV OF THIS AGREEMENT (AS MODIFIED BY THE COMPANY DISCLOSURE LETTER) OR IN ANY CERTIFICATE, INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT, NONE OF THE ACQUIRED COMPANIES HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO ANY OF THE ACQUIRED COMPANIES, THE BUSINESSES, ASSETS, CONDITION (FINANCIAL OR OTHERWISE), OPERATIONS AND PROSPECTS OF ANY OF THE ACQUIRED COMPANIES, OR THE CONTEMPLATED TRANSACTIONS AND THAT THE COMPANY HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY. IN CONNECTION WITH PARENT’S INVESTIGATION OF THE ACQUIRED COMPANIES, PARENT MAY HAVE RECEIVED FROM OR ON BEHALF OF THE COMPANY CERTAIN PROJECTIONS. EACH OF PARENT AND PURCHASER ACKNOWLEDGES AND AGREES, ON BEHALF OF THEMSELVES AND THE PARENT RELATED PARTIES, NONE OF THE ACQUIRED COMPANIES HAS MADE OR IS MAKING ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT TO ANY ESTIMATES, PROJECTIONS AND OTHER FORECASTS AND PLANS, EXCEPT TO THE EXTENT AND AS EXPRESSLY COVERED BY A REPRESENTATION AND WARRANTY MADE BY THE COMPANY TO PARENT OR PURCHASER IN ARTICLE IV OF THIS AGREEMENT (AS MODIFIED BY THE COMPANY DISCLOSURE LETTER), OR IN ANY CERTIFICATE, INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT.

-43- Section 5.13. No Other Representations and Warranties. NONE OF PARENT NOR PURCHASER HAS MADE OR IS MAKING ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EXCEPT TO THE EXTENT AND AS EXPRESSLY COVERED BY A REPRESENTATION AND WARRANTY MADE TO THE COMPANY IN ARTICLE V OF THIS AGREEMENT, OR IN ANY CERTIFICATE, INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT. ARTICLE VI COVENANTS Section 6.1. Covenants of the Company (a) Except (i) as set forth in Section 6.1(a) of the Company Disclosure Letter, (ii) as expressly required by this Agreement, (iii) as required by applicable Law or (iv) with the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed), from the date of this Agreement until the earlier of the Acceptance Time or the date this Agreement is terminated pursuant to Article VIII (the “Pre-Closing Period”), the Company will, and will cause each of its Subsidiaries to, use commercially reasonable efforts (A) to carry on its business in the ordinary course of business, (B) to preserve intact its current business organization and (C) to preserve its relationships with material customers, suppliers, partners, licensors, licensees, distributors and others having business dealings with it with the intention that its goodwill and ongoing business will not be materially impaired on the Closing Date. Any action, the subject matter of which is addressed in Section 6.1(b), will be deemed compliant with Section 6.1(a) if compliant with Section 6.1(b). (b) Without limiting the generality of Section 6.1(a), during the Pre-Closing Period and except (i) as set forth in the Company Disclosure Letter, (ii) as required by applicable Law (iii) as required by this Agreement, or (iv) to the extent necessary to comply with any obligation under any Contracts made available to Parent on or prior to the date of this Agreement, the Company will not, and will not permit any of its Subsidiaries, without the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed): (i) (A) authorize, declare, set aside or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any Shares or other Company Securities or (B) directly or indirectly redeem, repurchase or otherwise acquire any Shares or other Company Security except, in each case, (1) as a result of net share settlement of any Company Equity Award or to satisfy the exercise price or withholding Tax obligations in respect of any Company Equity Award or (2) any forfeitures or repurchases of Company Equity Awards in accordance with the terms thereof; (ii) issue, sell, pledge, dispose of, grant or otherwise encumber, or authorize the issuance, sale, pledge, grant, disposition or other encumbrance of, (A) any Shares, other Company Securities or other ownership interest in any Acquired Company, (B) any securities convertible into or exchangeable or exercisable for any such shares, Company Securities or ownership interest, (C) any phantom equity or similar contractual rights or (D) any

-44- rights, warrants or options to acquire or with respect to any such Shares, Company Securities or ownership interest or convertible or exchangeable securities except, in each case, for issuances, dispositions or sales (x) upon the exercise of Company Stock Options or the settlement of Company RSUs in accordance with the terms of the applicable Company Equity Plan or the terms of this Agreement, or (y) upon the exercise of any of the Company Warrants, in each case, in accordance with their terms; (iii) except as required by the terms of a Company Plan currently in effect, (A) increase (or commit to increase) the compensation or benefit (including, without limitation, any severance or termination pay) with respect to any of any Acquired Company’s current or former directors, officers, employees, other service providers or Contingent Workers, (B) establish, adopt, enter into, amend or terminate (except as required by applicable Law) any Company Plan (or any program, policy or Contract that would be a Company Plan if in effect as of the date of this Agreement); (C) take any action to accelerate or waive the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment of compensation of benefits, under any Company Plan; (D) grant or pay (or commit to grant or pay) any severance (or similar termination pay), cash incentive or equity or equity-based awards, or amend or modify the terms of any outstanding equity or equity-based awards, in each case, under any Company Plan or otherwise, (E) forgive any loans or issue any loans to any employee of the Acquired Company, or (F) award any retention, change control, or other awards or bonuses to any of the Acquired Company’s current or former directors, officers, employees, other service providers or Contingent Workers; (iv) (A) adopt, enter into, amend, modify or extend any collective bargaining agreement or Contract with any labor union, labor organization, trade organization or other employee representative body applicable to the Acquired Companies or (B) recognize any labor union or group of employees of the Acquired Companies as the bargaining representative for any employees of the Acquired Companies; (v) (A) hire any employee, Contingent Worker or other service provider or otherwise enter into any employment or independent contractor agreement or arrangement or (B) promote or terminate (other than for cause) any employee, Contingent Worker or other service provider; (vi) implement or announce any employee layoffs or location closing that would require any notice under WARN or any similar foreign, state, provincial or local law; (vii) amend any Company Organizational Document, adopt a stockholders’ rights plan or enter into any agreement with respect to the voting of its capital stock; (viii) effect a recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock;

-45- (ix) adopt a plan or agreement of complete or partial liquidation, merger, dissolution, consolidation, restructuring or recapitalization of the Acquired Companies (other than the Merger); (x) make or agree to make any capital expenditures; (xi) form any subsidiary or acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the material assets of any business or any corporation, partnership, limited liability company, association or other business organization or division thereof, or otherwise acquire or agree to acquire any material assets of any other Person; (xii) (A) incur any Indebtedness, renew or extend any existing credit or loan arrangements, enter into any “keep well” or other agreement to maintain any financial condition of another Person or enter into any agreement or arrangement having the economic effect of any of the foregoing, except for short-term Indebtedness incurred in the ordinary course of business consistent with past practice; (B) forgive any loans or make any loans or advances to any other Person, (C) make any capital contributions to, or investments in, any other Person or (D) repurchase, prepay or refinance any Indebtedness (except to the extent required pursuant to any Contract in effect on the date hereof and provided to Parent on or prior to the date hereof); (xiii) sell, transfer, license, assign, mortgage, encumber, acquire or agree to acquire or otherwise abandon, withdraw or dispose of (A) any tangible assets, or (B) any Owned Intellectual Property or any Intellectual Property that is or has been exclusively licensed to the Company, or any of its Subsidiaries, except in the case of clause (B), with respect to non- exclusive licenses granted pursuant to the Company’s standard Contracts in the ordinary course of business; (xiv) commence, pay, discharge, settle, compromise or satisfy any Action that is unrelated to the Contemplated Transactions, other than solely for monetary consideration not to exceed $50,000; (xv) change its fiscal year, revalue any of its material assets or change any of its financial, actuarial, reserving or accounting methods in any respect, except as required by GAAP or applicable Law; (xvi) (A) make, change or revoke any material Tax election with respect to the Acquired Companies inconsistent with past practice, (B) file any amended material Tax Return, (C) change any annual Tax accounting period, or adopt or change any method of Tax accounting, (D) enter into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law), Tax allocation agreement or Tax sharing agreement (other than any commercial agreement that does not relate primarily to Taxes) relating to or affecting any material Tax liability of the Acquired Companies, (E) settle or compromise any Tax liability with respect to the Acquired Companies, (F) affirmatively surrender any right to claim a refund, offset, or (G) consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Acquired Companies or its Subsidiary (excluding, for avoidance of doubt, any automatic

-46- extensions of time within which to file a Tax Return) except in each case of clauses (A) through (G), as required by applicable Law; (xvii) (A) enter into any Contract that would have been a Company Material Contract were the Company or any of its Subsidiaries, a party or subject thereto on the date hereof, or (B) waive, release or assign any material rights or claims under any Company Material Contract, or (C) renew, materially amend, materially modify or terminate, any Company Material Contract; (xviii)  abandon, withdraw, terminate, suspend, abrogate, amend or modify in any material respect any Permits; (xix) amend, cancel or terminate any material insurance policy naming the Company or its Subsidiaries as an insured, a beneficiary or a loss payable payee without obtaining substitute insurance coverage; (xx)  enter into any new line of business or enter into any agreement or commitment that materially limits or otherwise materially restricts the Company or its Affiliates, including, following the Closing, Parent and its Affiliates (other than in the case of Parent and its Affiliates, due to the operation of Parent’s or its Affiliates’ own Contracts), from time to time engaging or competing in any line of business or in any geographic area or otherwise enter into any agreements, arrangements or commitments imposing material restrictions on its assets, operations or business; (xxi)  commence any clinical study of which Parent has not been informed prior to the date of this Agreement or, unless mandated by any Governmental Body, discontinue, terminate or suspend any ongoing clinical study; (xxii) renew or enter into any agreement containing a non-compete, exclusivity, non-solicitation or similar clause that would restrict or limit, in any material respect, the operations of the Acquired Companies; (xxiii) enter into an Affiliate Transaction (aside from the Contemplated Transactions); (xxiv) abandon, cancel, fail to renew or permit to lapse any material Company Registered Intellectual Property (excluding any abandonment of any Company Registered Intellectual Property at the end of the applicable statutory term, in the ordinary course of prosecution in the exercise of the business judgment of the Company’s management or legal counsel, or otherwise in the ordinary course of business); or (xxv) authorize, agree or commit to take any of the actions described in clauses (i) through (xxiv) of this Section 6.1(b). Section 6.2. Access to Information; Confidentiality. (a) Except as prohibited by applicable Law, from and after the date of this Agreement until the earlier of the Acceptance Time and the termination of this Agreement in

-47- accordance with its terms, the Acquired Companies shall, upon reasonable advance notice (i) give Parent and Purchaser and their respective Representatives reasonable access during normal business hours (under the supervision of appropriate Company personnel and in a manner that does not unreasonably interfere with normal business operations of the Company) to employees, assets and facilities and to books, contracts and Tax Returns, work papers, records and other documents of the Acquired Companies, (ii) permit Parent and Purchaser to make such non- invasive inspections as they may reasonably request and (iii) cause its officers to furnish Parent and Purchaser with such financial and operating data and other information with respect to the business, properties and personnel of the Acquired Companies as Parent or Purchaser may from time to time reasonably request; provided, however ̧that any such access will be afforded and any such information will be furnished at Parent’s expense; provided, further, that the purpose of any such access, in the case of clause (i), or any such request, in the case of clauses (ii) or (iii), will be limited to the planning of any restructuring and integration of the Company and its business, on the one hand, with Parent, Parent’s Subsidiaries and their respective businesses, on the other hand. (b) Information obtained by Parent or Purchaser pursuant to Section 6.2(a) will constitute “Confidential Information” under the Confidentiality Agreement and will be subject to the provisions of the Confidentiality Agreement, with such Confidentiality Agreement hereby amended to limit the permitted use of any information supplied pursuant to Section 6.2(a) to the purpose specified herein. (c) Nothing in Section 6.2(a) requires the Acquired Companies to provide any access, permit any inspection, or to disclose any information in connection with any dispute or Action among the parties or that in the reasonable judgment of the Acquired Companies: (i) would violate any of its or its Affiliates’ respective obligations to third parties with respect to confidentiality, (ii) would result in a violation of applicable Law, or (iii) would result in the disclosure of Trade Secrets or competitively sensitive information, or the loss of any legal protection, including the attorney-client privilege and work product doctrine. Any information that relates to (A) the Contemplated Transactions or (B) any Acquisition Proposal shall be governed by Section 6.3 and is not subject to the requirements of this Section 6.2. (d) Nothing in this Section 6.2 or elsewhere in this Agreement shall be construed to require the Acquired Companies or its Representatives to prepare any reports, analysis, appraisals or opinions that are not readily available (it being understood that the Acquired Companies shall not be required to prepare any financial projections, forecasts or any other prospective or pro forma financial information). Section 6.3. Acquisition Proposals. (a) The Company will not, and will instruct its Representatives not to, directly or indirectly: (i) initiate, solicit or knowingly encourage or knowingly facilitate the submission of any offer or proposal that constitutes or could reasonably be expected to lead to any Acquisition Proposal, (ii) engage in, enter into or participate in any discussions or negotiations with any Person regarding, furnish to any Person any non-public information or afford access to the business, properties, assets, books or records of the Acquired Companies to, or take any other action to assist or knowingly facilitate or knowingly encourage any effort by any Person, in each

-48- case, in connection with or in response to any Acquisition Proposal or (iii) provide or make available any non-public information to any Person (other than Parent, Purchaser or any designees of Parent or Purchaser) in connection with or in response to any Acquisition Proposal or any offer or proposal that could reasonably be expected to lead to an Acquisition Proposal. The Company will, and will instruct its Representatives to, immediately cease any solicitation, discussions or negotiations with any Person (other than Parent, Purchaser or any designees of Parent or Purchaser) with respect to any Acquisition Proposal, and, to the extent the Company has the right to do so, will request from each Person with whom the Company has engaged with respect to an Acquisition Proposal in the last twelve (12) months, the return or destruction of all confidential information provided by or on behalf of the Company to any such Person, and the Company will terminate access to any physical or electronic data rooms (other than such access granted to Parent and Purchaser and their Representatives). Notwithstanding the foregoing or any other provision of this Agreement, the Company and its Representatives may (A) seek to clarify and understand the terms and conditions of any inquiry or proposal made by any Person or group solely to determine in good faith whether such inquiry or proposal constitutes an Acquisition Proposal or to request that any Acquisition Proposal made orally be made in writing and (B) inform a Person that has made or, to the Knowledge of the Company, is considering making an Acquisition Proposal of the provisions of this Section 6.3. (b) Notwithstanding Section 6.3(a) or any other provision of this Agreement, if at any time following the date of this Agreement and prior to the Acceptance Time, (i) the Company has received an Acquisition Proposal that did not, directly or indirectly, result from a material breach of Section 6.3(a) and (ii) the Company Board or a committee thereof determines in good faith (after consultation with outside counsel and a financial advisor) that such Acquisition Proposal constitutes or would reasonably be expected to lead to or result in a Superior Proposal, then the Company may (A) furnish information with respect to the Acquired Companies to the Person or group making such Acquisition Proposal and its Representatives and (B) participate in discussions or negotiations with such Person and its Representatives regarding such Acquisition Proposal; provided, that, (1) the Company will not, and will instruct its Representatives not to, disclose any material non-public information to such Person unless the Company (x) has entered into a confidentiality agreement with such Person existing as of the date of this Agreement or (y) first enters into a confidentiality agreement with such Person with terms governing confidentiality that, taken as a whole, are not materially less restrictive, in the aggregate, to the other Person than those contained in the Confidentiality Agreement, and (2) the Company will, as promptly as reasonably practicable, and in any event within one (1) Business Day, provide or make available to Parent any material non-public information concerning the Company provided or made available to such other Person that was not previously provided or made available to Parent or Purchaser; provided, further, that the Company may only take the actions described in clauses (A) or (B) above if the Company Board determines, in good faith, after consultation with outside counsel, that the failure to take any such action would be inconsistent with its fiduciary duties under applicable Law. The Company will not, and will cause its Representatives not to, release any Person from, or waive, amend or modify any provision of, or grant permission under or fail to enforce, any standstill provision in any agreement to which the Company is a party; provided, that, if the Company Board in good faith, after consultation with its outside counsel that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, the Company may waive any such standstill provision solely to the extent necessary to permit the applicable Person (if such Person

-49- has not been solicited in breach of this Section 6.3) to make, on a confidential basis to, an Acquisition Proposal, conditioned upon such Person agreeing that the Company shall not be prohibited from providing any information to Parent (including regarding the material terms of any such Acquisition Proposal) in accordance with, and otherwise complying with, this Section 6.3. Wherever the term “group” is used in this Section 6.3(b), it is used as defined in Rule 13d-5 under the Exchange Act. (c) The Company will promptly (and in any event within one (1) Business Day) notify Parent of the receipt by the Company of any Acquisition Proposal or written indication by any Person that it is considering making an Acquisition Proposal. The Company (i) will provide Parent promptly (and in any event within such one (1) Business Day period) a summary of the material terms and conditions of any such Acquisition Proposal and the identity of the Person making any such Acquisition Proposal, (ii) keep Parent reasonably informed of any material developments, discussions or negotiations regarding any Acquisition Proposal (including any subsequent material changes to the terms thereof) on a reasonably prompt basis, and will provide Parent with a copy of any written correspondence, documents or agreements delivered to or by the Company or its Representatives that contain any material amendments thereto or any material change to the scope or material terms or conditions thereof (or, if not delivered in writing, a summary of any such material amendments or material changes), and (iii) upon Parent’s request, reasonably inform Parent of the status of such Acquisition Proposal. (d) The Company Board and each committee thereof will not, subject to the terms and conditions of this Agreement, (i) cause or permit the Company to enter into any acquisition agreement, merger agreement or other definitive agreement (other than a confidentiality agreement referred to and entered into in compliance with Section 6.3(b) or any “clean team” agreement) relating to any Acquisition Proposal (an “Alternative Acquisition Agreement”), (ii) make a Change of Board Recommendation. (e) Notwithstanding Section 6.3(d) or any other provision of this Agreement, prior to the Acceptance Time: (i) the Company may terminate this Agreement to enter into an Alternative Acquisition Agreement if (A) the Company receives an Acquisition Proposal that did not result from a material breach of Section 6.3(a) and that the Company Board or a committee thereof determines in good faith (after consultation with outside counsel and its financial advisor) constitutes a Superior Proposal; (B) the Company has notified Parent in writing at least four (4) Business Days prior to taking any action that it intends to terminate this Agreement to enter into an Alternative Acquisition Agreement (such notice, in respect of a Superior Proposal, shall specify the identity of the Person who made such Superior Proposal and subject to any restrictions pursuant to any confidentiality agreement in effect, the material terms and conditions of such Superior Proposal and attach the most current version of the relevant draft transaction agreement), and (C) no earlier than the end of the Notice Period, the Company shall have negotiated, and shall have caused its Representatives to negotiate, in good faith, with Parent during such Notice Period, to the extent Parent wishes to negotiate, to enable Parent to revise the terms of this Agreement in such a manner that would eliminate the need for taking such action (and would cause such Superior Proposal to no longer constitute a Superior Proposal), and (D) following the end of the Notice Period, the Company Board or any committee thereof will have

-50- considered in good faith any revisions to this Agreement irrevocably committed to in writing by Parent, and will have determined in good faith, after consultation with outside counsel, that failure to terminate this Agreement would be inconsistent with its fiduciary duties under applicable Law, and that such Superior Proposal continues to constitute a Superior Proposal; (ii) the Company Board or a committee thereof may make a Change of Board Recommendation if and only if (A) the Company receives an Acquisition Proposal that did not result from a material breach of Section 6.3(a) and that the Company Board or a committee thereof determines in good faith constitutes a Superior Proposal, (B) the Company has notified Parent in writing at least four (4) Business Days prior to taking any action that it intends to effect a Change of Board Recommendation, and (C) no earlier than the end of the Notice Period, the Company shall have negotiated, and shall have caused its Representatives to negotiate, in good faith, with Parent during such Notice Period, to the extent Parent wishes to negotiate, to enable Parent to revise the terms of this Agreement in such a manner that would eliminate the need for taking such action, and (D) following the end of the Notice Period, the Company Board or a committee thereof will have considered in good faith any revisions to this Agreement irrevocably committed to in writing by Parent, and will have determined in good faith, after consultation with outside counsel, that the failure to make a Change of Board Recommendation would be inconsistent with its fiduciary duties under applicable Law; and (iii) during any Notice Period, if requested by Parent, the Company will negotiate in good faith with Parent regarding potential changes to this Agreement. The provisions of this Section 6.3(e) apply to any amendment to the financial terms or other material terms of any applicable Superior Proposal with respect to Section 6.3(e)(i) and Section 6.3(e)(ii) and require a revised Determination Notice and a new Notice Period pursuant to Section 6.3(e)(i) or Section 6.3(e)(ii), as the case may be, in accordance with the definition thereof. (f) Nothing contained in this Agreement prohibits (i) the Company Board or a committee thereof from (A) taking and disclosing to the holders of Shares a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or (B) making any public statement if the Company Board or a committee thereof determines in good faith (after consultation with outside counsel) that the failure to make such statement would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law or (ii) the Company or the Company Board from making any disclosure required under the Exchange Act; provided, that, any such action that would otherwise constitute a Change of Board Recommendation shall be made only in accordance with Section 6.3. Section 6.4. Employment and Employee Benefits Matters. (a) For a period of twelve (12) months after the Closing Date, (or, if earlier, the termination of a Continuing Employee’s employment), Parent shall, or shall cause the Surviving Corporation to, provide to each employee of any Acquired Company who continues employment with Parent, the Surviving Corporation, or any Subsidiary of Parent or the Surviving Corporation following the Closing Date (each, a “Continuing Employee”) with (i) (A) base salary or base hourly wage rate (as applicable), and (B) target annual cash incentive

-51- compensation opportunity that are no less favorable to those provided to each such Continuing Employee as of immediately prior to the Effective Time, and (ii) employee benefits (excluding any defined benefit pension, nonqualified deferred compensation, retiree or post-termination health or welfare benefit (except for the Company Severance Plan), equity or equity-based compensation, retention benefits, special one-time awards, long-term incentive, employee stock purchase plans and other similar benefits or change in control-related compensation or benefits, (collectively, the “Excluded Benefits”)) that are substantially comparable, in the aggregate, to those provided to similarly situated employees of Parent. Notwithstanding the foregoing or any provision of this Agreement to the contrary, Parent shall, or shall cause the Surviving Corporation to, assume sponsorship of the Company Severance Plan, as set forth on Section 4.17(a) of the Company Disclosure Letter, in accordance with the terms of the Company Severance Plan in effect as of the date of this Agreement. (b) From and after the Effective Time, Parent shall use commercially reasonable efforts to, or shall cause the Surviving Corporation to use commercially reasonable efforts to, ensure that, each Continuing Employee receives credit for purposes of eligibility to participate and vesting, under the comparable employee benefit plans, programs and policies of Parent or the Surviving Corporation, as applicable, in which such employees may become participants to the extent that such service was recognized under a similar Company Plan; provided, however, that the foregoing shall not apply with respect to eligibility for any Excluded Benefit plan or arrangement or to the extent that its application would result in a duplication of benefits. (c) From and after the Effective Time, with respect to each benefit plan maintained by Parent or the Surviving Corporation that is an “employee welfare benefit plan” as defined in Section 3(1) of ERISA (each, a “Parent Welfare Plan”) in which any Continuing Employee is or becomes eligible to participate, Parent shall use commercially reasonable efforts to, or shall cause the Surviving Corporation to use commercially reasonable efforts to, cause each such Parent Welfare Plan to (i) waive all limitations as to pre-existing conditions, waiting periods, required physical examinations and exclusions with respect to participation and coverage requirements applicable under such Parent Welfare Plan for such Continuing Employees and their eligible dependents to the same extent that such pre-existing conditions, waiting periods, required physical examinations and exclusions would not have applied or would have been waived under the corresponding Company Plan in which such Continuing Employee was a participant immediately prior to his or her commencement of participation in such Parent Welfare Plan; provided, however, that for purposes of clarity, to the extent such benefit coverage includes eligibility conditions based on periods of employment, Section 6.4(a) shall control; and (ii) provide each Continuing Employee and their eligible dependents with credit for any co- payments and deductibles paid in the calendar year that, and prior to the date that, such Continuing Employee commences participation in such Parent Welfare Plan in satisfying any applicable co-payment or deductible requirements under such Parent Welfare Plan for the applicable calendar year, to the extent that such expenses were recognized for such purposes under the comparable Company Plan. (d) Prior to making any written or broad-based oral communications to any current or former officer, director, employee or individual independent contractor of the Company or any of its Subsidiaries pertaining to compensation or benefit matters described in

-52- this Agreement or to compensation or benefits that will be provided by Parent or an Affiliate thereof following Closing, the Company shall provide Parent with a copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication, and the Company shall consider any such comments in good faith. (e) Nothing in this Section 6.4 or elsewhere in this Agreement is intended nor shall be construed to (i) be treated as an amendment to any particular Company Plan, (ii) prevent Parent, the Surviving Corporation or any Acquired Company from amending or terminating any benefit plan in accordance with their terms, (iii) create a right in any employee to employment with Parent, the Surviving Corporation or any Acquired Company, or (iv) create any third-party beneficiary rights in any Person with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Continuing Employee by Parent, the Surviving Corporation or any Acquired Company or under any benefit plan which Parent, any Acquired Company or the Surviving Corporation may maintain. Section 6.5. Directors’ and Officers’ Indemnification and Insurance. (a) Parent and Purchaser will cause the Surviving Corporation’s certificate of incorporation and bylaws to contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation from liabilities of directors, officers, employees and other agents of the Company than are currently provided in the Company Organizational Documents and under any indemnification agreements entered into by such Persons and the Company, which provisions may not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any such individuals until the later of (i) six (6) years from the Effective Time and (ii) in the event that any Action is pending or asserted or any claim made during the period set forth in clause (i), until the disposition of any such Action or claim, unless such amendment, modification or repeal is required by applicable Law, in which case Parent will, and will cause the Surviving Corporation to, make such changes to the certificate of incorporation and the bylaws as to have the least adverse effect on the rights of the individuals referenced in this Section 6.5. (b) Notwithstanding anything to the contrary in this Agreement, the Company may purchase prior to the Effective Time, and if the Company does not purchase prior to the Effective Time, the Surviving Corporation will purchase at or after the Effective Time, a tail policy under the current directors’ and officers’ liability insurance policies maintained at such time by the Company (a “D&O Tail Policy”), which D&O Tail Policy (i) will be effective for a period from the Effective Time through and including the date that is six (6) years after the Effective Time with respect to claims arising from facts or events that existed or occurred prior to or at the Effective Time and (ii) will contain coverage that is at least as protective to such directors and officers as the coverage provided by such existing policies; provided, that, the annual premium for such tail policy may not exceed three hundred and fifty percent (350%) of the last annual premium paid prior to the Effective Time (the “Maximum Amount”). If the aggregate premium of such insurance policies exceed the Maximum Amount then the Company may, and the Surviving Corporation will, purchase a D&O Tail Policy with the greatest amount of coverage as is available at a cost up to, but not exceeding, such Maximum Amount. Parent will cause such policy to be maintained in full force and effect for their full term and cause all obligations thereunder to be honored by the Surviving Corporation.

-53- (c) Without limiting any of the rights or obligations under this Section 6.5, from and after the Effective Time, the Surviving Corporation will keep in full force and effect, and will comply with the terms and conditions of, any agreement in effect as of the date of this Agreement between the Company and any present (as of the Effective Time) or former director or officer of the Company (each, together with such Person’s heirs, executors, administrators or Affiliates, an “Indemnified Party”), providing for the indemnification of such Indemnified Party and Parent hereby guarantees the obligations of the Surviving Corporation pursuant to such agreements. (d) This Section 6.5 will survive the consummation of the Merger and is intended to benefit, and is enforceable by, any Person referred to in this Section 6.5. The indemnification and advancement provided for in this Section 6.5 is not exclusive of any other rights to which the Indemnified Party is entitled whether pursuant to Law, Contract or otherwise. If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity resulting from such consolidation or merger or (ii) transfers all or a majority of its properties and assets to any Person, then, and in each such case, Parent will make proper provisions such that the successors and assigns of the Surviving Corporation assume the applicable obligations set forth in this Section 6.5. Section 6.6. Further Action; Efforts. (a) Subject to the terms and conditions of this Agreement, prior to the Effective Time, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Offer, the Merger and the other Contemplated Transactions as promptly as possible. Notwithstanding anything in this Agreement to the contrary, the parties hereto agree that (i) to the extent applicable, they will each cause their ultimate parent entity (as such term is defined in the HSR Act) to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and all other filings required pursuant to applicable foreign Merger Control Laws with respect to the Offer and Merger as promptly as practicable and in any event prior to the expiration of any applicable legal deadline and (ii) the parties will supply as promptly as practicable any additional information and documentary material that may be requested by a Governmental Body pursuant to the HSR Act (to the extent applicable) or any other Merger Control Law. The parties also will consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other parties in advance, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of such party in connection with proceedings under or relating to any Merger Control Laws. Without limiting the foregoing, the parties hereto agree (A) to give each other reasonable advance notice of all meetings with any Governmental Body relating to any Merger Control Laws, (B) to give each other an opportunity to participate in each of such meetings, (C) to the extent practicable, to give each other reasonable advance notice of all substantive oral communications with any Governmental Body relating to any Merger Control Laws, (D) if any Governmental Body initiates a substantive oral communication regarding any Merger Control Laws, to promptly notify the other party of the substance of such communication, (E) to provide each other with a reasonable advance opportunity to review and comment upon all substantive written communications (including any analyses, presentations,

-54- memoranda, briefs, arguments, opinions and proposals) with a Governmental Body regarding any Merger Control Laws and (F) to provide each other with copies of all written communications to or from any Governmental Body relating to any Merger Control Laws; provided, that in connection with sharing information pursuant to this Section 6.6(a), the parties may redact any commercially sensitive information or share such information on an “outside counsel” only basis and, unless explicitly excluded, in-house counsel of the recipient approved by the providing party and will not be disclosed by such outside counsel or approved in-house counsel to other Representatives of the recipient unless express written permission is obtained in advance from the source of the materials or its legal counsel. Any such disclosures or provision of copies by one party to the other may be made on an outside counsel basis, if appropriate. Notwithstanding the foregoing, Parent shall control the strategy and timing for obtaining any approvals or clearances required or advisable under any Merger Control Laws in connection with this Agreement, subject to good faith consultation with the Company. (b) Notwithstanding anything in this Agreement to the contrary, each party shall, and shall cause each of its respective Affiliates to, use its reasonable best efforts to obtain any consents, clearances or approvals required under or in connection with any applicable Merger Control Laws to enable all waiting periods under applicable Merger Control Laws to expire, and to avoid or eliminate impediments under applicable Merger Control Laws asserted by any Governmental Body, in each case, to cause the Merger to occur as promptly as possible, including promptly complying with any requests for additional information (including any second request) by any Governmental Body. Notwithstanding anything in this Agreement to the contrary, none of Parent or any of its Affiliates shall be required to agree to or proffer to sell, divest, lease, license, transfer, dispose of or otherwise encumber or impair Parent’s or any of its Affiliates’ ability to own or operate any assets or properties of Parent or any of its Affiliates (including for the avoidance of doubt, any equity or other interests in the Company from and after the Closing) or any assets or properties of the Company or any of its Affiliates. Parent shall bear the filing fees required in connection with filings under any applicable Merger Control Laws. (c) Prior to the Acceptance Time, each party will use commercially reasonable efforts to obtain any consents, approvals or waivers of third parties with respect to any Contracts to which it is a party as may be necessary for the consummation of the Contemplated Transactions or required by the terms of any Contract as a result of the execution, performance or consummation of the Contemplated Transactions; provided, that, in no event will the Company be required to pay, prior to the Effective Time, any fee, penalty or other consideration or make any other accommodation to any third party to obtain any consent, approval or waiver required with respect to any such Contract. Section 6.7. Public Announcements. The Company will not, and Parent will not, and will cause each of its Subsidiaries to not, issue any press release or announcement concerning the Contemplated Transactions without the prior consent of the other (which consent may not be unreasonably withheld, conditioned or delayed), and will consult with each other before issuing, and provide each other the opportunity to review and comment upon (with such comments to be considered in good faith), any press release or other public announcements with respect to the Offer, the Merger and the Contemplated Transactions, except any release, announcement or disclosure required by applicable Law or any rule or regulation of Nasdaq or any other stock

-55- exchange to which the relevant party is subject, in which case the party required to make the release, announcement or disclosure will use commercially reasonable efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance; it being understood that the final form and content of any such release or announcement, to the extent so required, will be at the final discretion of the disclosing party. The restrictions of this Section 6.7 do not apply to communications by the Company in connection with evaluation of a potential Change of Board Recommendation or following a Change of Board Recommendation or any dispute or Action among the parties to this Agreement. Notwithstanding the foregoing, each party may, without complying with the foregoing obligations, make internal announcements to employees that are not publicly disclosed or external announcements to third parties to the extent that such statements are not inconsistent with previous press releases, public disclosures or public statements made jointly by the parties or approved by the parties, and otherwise in compliance with this Section 6.7. Section 6.8. Approval of Compensation Actions. Prior to the Acceptance Time, the Compensation Committee of the Company Board shall take all such actions as may be required to approve, as an employment compensation, severance, or other employee benefit arrangement in accordance with Rule 14d-10(d)(2) under the Exchange Act and the instructions thereto, any and all Compensation Actions taken after January 1 of the current fiscal year and prior to the Acceptance Time that have not already been so approved. For the purposes of this Agreement, “Compensation Action” means any (a) granting by the Company or any of its Subsidiaries to any present or former director or officer of any increase in compensation or benefits or of the right to receive any severance or termination compensation or benefit, (b) entry by the Company or any of its Subsidiaries into any employment, consulting, indemnification, termination, change of control, non-competition, or severance agreement with any present or former director or officer, or any approval, amendment, or modification of any such agreement, or (c) approval of, amendment to, or adoption of any Company Plan. Section 6.9. Conduct of Parent and Purchaser. (a) Parent will not, and will cause Purchaser to not, take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, result in any Offer Conditions or the conditions to the Merger not being satisfied or prevent, materially delay or materially impede the ability of Parent and Purchaser to consummate the Offer, the Merger or the other Contemplated Transactions. (b) Parent shall, immediately following execution of this Agreement, cause this Agreement to be approved by the sole stockholder of Purchaser in accordance with applicable Law and the certificate of incorporation and bylaws (or other governing documents) of Purchaser and deliver evidence thereof to the Company. (c) Purchaser has been formed solely for the purpose of engaging in the Contemplated Transactions and since the date of its incorporation, has engaged in no business activities and will have incurred no liabilities or obligations except as contemplated by this Agreement or incident to its incorporation. All of the issued and outstanding capital stock of Purchaser is, and at the Effective Time will be, owned, directly or indirectly, by Parent.

-56- Section 6.10. No Control of the Company’s Business. Nothing contained in this Agreement gives Parent or Purchaser, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations. Section 6.11. Ownership of Company Securities. Prior to the Acceptance Time, Parent will not, and will cause each of its Subsidiaries to not, own (directly or indirectly, beneficially or of record) any Company Securities, and none of Parent, Purchaser or their respective Affiliates will hold any rights to acquire any Company Securities except pursuant to this Agreement. Notwithstanding anything to the contrary contained herein, the prohibitions set forth in this Section 6.11 will not apply to any investment in any securities of the Company by or on behalf of any pension or employee benefit plan or trust, including (a) any direct or indirect interests in portfolio securities held by an investment company registered under the Investment Company Act of 1940, as amended, or (b) interests in securities comprising part of a mutual fund or broad based, publicly traded market basket, or index of stocks approved for such a plan or trust in which such plan or trust invests and, in all cases, over which Parent, Purchaser or their respective Subsidiaries exercise no investment discretion and provided such beneficial ownership does not result in an obligation by Parent, Purchaser or their respective Subsidiaries to file or amend a Schedule 13D pursuant to the Exchange Act. Section 6.12. Stockholder Litigation. The Company will notify Parent of actions, suits or claims instituted against the Company or any of its directors or officers relating to this Agreement or the Contemplated Transactions (“Stockholder Litigation”). Parent will have the right to participate in the defense of any such Stockholder Litigation, the Company will consult with Parent regarding the defense of any such Stockholder Litigation and the Company will not settle or compromise any Stockholder Litigation without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed. The Company will notify Parent promptly of the commencement or written threat of any Actions of which it has received notice or become aware and shall keep Parent promptly and reasonably informed regarding any such Actions. Section 6.13. Stock Exchange Delisting; Deregistration. Prior to the Closing Date, the Company shall cooperate with Parent and will take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of Nasdaq to enable the delisting by the Surviving Corporation of the Common Shares from Nasdaq and the deregistration of the Common Shares under the Exchange Act as promptly as practicable after the Effective Time. Section 6.14. Director Resignation and Officer Separation Agreements. Prior to the Closing Date, the Company shall use its reasonable best efforts to deliver to Parent a letter executed by each director of the Company effectuating his or her resignation as a member of the Company Board, to be effective as of the Effective Time. On the Closing Date, Parent shall or shall cause the Surviving Corporation to honor any severance amounts due under the employment agreements entered into between the Company and each of the individuals set forth on Section 6.14 of the Company Disclosure Letter prior to the Closing Date.

-57- Section 6.15. Financing. (a) Parent shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary or advisable to obtain, no later than the Acceptance Time, the proceeds of the Capital on the terms and conditions described in the Capital Commitment Letter, including (i) maintaining in effect the Capital Commitment Letter in accordance with and subject to the terms and conditions set forth therein (it being understood that the Capital Commitment Letter may be replaced or amended as provided below) and (ii) complying with the covenants applicable to it in the Capital Commitment Letter. Parent shall use its best efforts to cause the Capital Investor to fund the Capital at the Acceptance Time. Parent shall not, without the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed) permit any amendment or modification to, or any waiver of any material provision or remedy under, the Capital Commitment Letter if such amendment, modification, waiver or remedy (A) adds new (or expands or adversely modifies any existing) conditions to the consummation of the Capital in a manner that would reasonably be expected to (x) prevent or delay the Closing or (y) make the timely funding of the Capital, or the satisfaction of the conditions to obtaining the Capital, less likely to occur in any material respect, (B) reduces the amount of the Capital to an amount that would be less than the amount that would be required to pay the Financing Amount, (C) adversely affects the ability of Parent to enforce its rights against other parties to the Capital Commitment Letter in any material respect, (D) adversely affect the ability of Parent or its Affiliates to enforce or cause the enforcement of its rights under the Capital in any material respect, or (E) could reasonably be expected to prevent, impede or delay the consummation of the Merger and the Contemplated Transactions. (b) Parent shall promptly notify the Company in writing (i) of any breach or default by any party to the Capital Commitment Letter and (ii) if for any reason Parent or Purchaser believes in good faith that it will not be able to obtain all of the Capital necessary to fund the Financing Amount on the terms (or on such other terms not materially less favorable to Parent), in the manner or from the sources contemplated by the Capital Commitment Letter at or prior to the time that the Closing is required to occur pursuant to the terms hereof. Notwithstanding anything to the contrary, compliance by Parent with this Section 6.15 shall not relieve Parent of its obligation to consummate the transactions contemplated by this Agreement or in any way limit or prevent the Company from exercising any rights it may have under Section 9.13. (c) All non-public or otherwise confidential information regarding the Company or any of its Subsidiaries obtained by Parent or its Representatives pursuant to this Section 6.15 shall be kept confidential in accordance with the Confidentiality Agreement. Section 6.16. Intended Tax Treatment. The parties agree that for U.S. federal (and applicable state, local and non-U.S.) income tax purposes, the Merger constitutes a taxable acquisition of the Shares, including the Rollover Shares, as described in Section 1001 of the Code (and any similar provision of applicable Law) (the “Intended Tax Treatment”). The parties shall file, and cause all applicable Affiliates to file, all Tax Returns consistent with the Intended Tax Treatment and shall not take any position to the contrary with any Governmental Body unless otherwise required by a determination within the meaning of Section 1313(a) of the Code.

-58- ARTICLE VII CONDITIONS OF MERGER Section 7.1. Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction at or prior to the Effective Time of each of the following conditions: (a) No order, injunction or decree issued by any Governmental Body of competent jurisdiction restraining, making illegal, enjoining or otherwise prohibiting the consummation of the Merger is in effect. No statute, rule, regulation, order, injunction or decree has been enacted, entered, promulgated or enforced (and continues to be in effect) by any Governmental Body that restrains, makes illegal or otherwise prohibits the consummation of the Merger. (b) Purchaser has irrevocably accepted for purchase the Shares validly tendered (and not validly withdrawn) pursuant to the Offer. ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER Section 8.1. Termination by Mutual Agreement. This Agreement may be terminated, and the Offer and the Merger may be abandoned, at any time prior to the Acceptance Time, by mutual written consent of Parent and the Company. Section 8.2. Termination by Either Parent or the Company. This Agreement may be terminated, and the Offer and the Merger may be abandoned, at any time prior to the Acceptance Time, by Parent or the Company if: (a) any court of competent jurisdiction or other Governmental Body of competent jurisdiction has issued a final order, decree or ruling, or taken any other final action permanently restraining, enjoining or otherwise prohibiting the Offer or the Merger, and such order, decree, ruling or other action has become final and non-appealable; provided, however, that the terms of this Section 8.2(a) are not available to any party unless such party has complied with its obligations under this Agreement in all material respects, including Section 6.6; or (b) the Acceptance Time has not occurred on or prior to July 1, 2026 (the “Outside Date”); provided, however, that right to terminate pursuant to this Section 8.2(b) is not available (i) to any party unless such party has complied in all material respects with its obligations under this Agreement, including Section 6.6 or (ii) to either party at any time the parties are litigating obligations under this Agreement. Section 8.3. Termination by the Company. This Agreement may be terminated, and the Offer and the Merger may be abandoned, at any time prior to the Acceptance Time, by the Company if: (a) (i) Purchaser fails to timely commence the Offer in violation of Section 1.1, except if a breach by the Company of its obligations pursuant to Section 1.1(b) or Section 1.3 is the primary cause of such failure, (ii) the Offer has expired or has been terminated without

-59- Purchaser having accepted for purchase the Common Shares validly tendered (and not withdrawn) pursuant to the Offer on the terms set forth in this Agreement, (iii) Purchaser, in violation of the terms of this Agreement, fails to accept for purchase Common Shares validly tendered (and not withdrawn) pursuant to the Offer or (iv) there has been a breach of any covenant or agreement made by Parent or Purchaser in this Agreement, or any representation or warranty of Parent or Purchaser is inaccurate or becomes inaccurate after the date of this Agreement, and such breach or inaccuracy gives rise to a Purchaser Material Adverse Effect, and such breach or inaccuracy is not capable of being cured on or before the Outside Date, or, if capable of being cured by such date, is not cured prior to the earlier of (x) thirty (30) days following receipt by Parent or Purchaser of written notice of such breach or inaccuracy or (y) one (1) Business Day prior to the Outside Date; provided, that the right to terminate this Agreement pursuant to this Section 8.3(a) will not be available to the Company if the Company is then in material breach of any of its representations, warranties, covenants or agreements under this Agreement as to cause or result in the conditions set forth in Paragraph 2(a) of Annex I not being satisfied; or (b) the Company Board or any committee thereof shall have determined to terminate this Agreement in accordance with the terms set forth in Section 6.3(e)(i) in order to enter a definitive agreement with respect to a Superior Proposal; provided, that, the Company Board will have complied in all material respects with their obligations under Section 6.3 and concurrently with such termination, the Company enters into an Alternative Acquisition Agreement in respect of such Superior Proposal and pays the Company Termination Fee due pursuant to Section 8.5(b). Section 8.4. Termination by Parent. This Agreement may be terminated, and the Offer and the Merger may be abandoned, by Parent if: (a) at any time prior to the Acceptance Time, (i) Purchaser has complied with Section 1.1 and, due to the failure of an Offer Condition to be satisfied, the Offer has expired or has been terminated without Purchaser having accepted for purchase the Common Shares validly tendered (and not withdrawn) pursuant to the Offer or (ii) there has been a breach of any covenant or agreement made by the Company in this Agreement, or any representation or warranty of the Company (x) is inaccurate or (y) becomes inaccurate after the date of this Agreement, and, in each case, such breach or inaccuracy gives rise to a Company Material Adverse Effect, and such breach or inaccuracy is not capable of being cured prior to the Outside Date, or, if capable of being cured by such date, is not cured prior to the earlier of (x) thirty (30) days following receipt by the Company of written notice of such breach or inaccuracy or (y) one (1) Business Day prior to the Outside Date; provided, that Parent may not terminate this Agreement or abandon the Offer and the Merger in reliance on this Section 8.4(a) if Parent is then in material breach of any of its representations, warranties covenants or agreements under this Agreement; or (b) the Company Board or any committee thereof effects a Change of Board Recommendation.

-60- Section 8.5. Effect of Termination. (a) Any termination of this Agreement in accordance with this Article VIII will be effective immediately upon the delivery of a written notice of the terminating party to the non-terminating party and, if then due in accordance with Section 8.5(b), payment of the Company Termination Fee. Except in the case of Fraud or Willful Breach, in the event of termination of this Agreement pursuant to this Article VIII, this Agreement (other than Section 6.2(b), Article VIII and Article IX, each of which will survive any termination of this Agreement) will become void and of no effect with no liability on the part of any party (or of any of its Representatives). Without limiting the generality of the foregoing, Parent and Purchaser acknowledge and agree that any failure of Parent or Purchaser to satisfy its obligations to irrevocably accept for payment or pay for the shares of the Company Common Stock following satisfaction of the Offer Conditions, and any failure of Parent to cause the Merger to be effective following the satisfaction of the conditions set forth in Article VII, will be deemed to constitute a Willful Breach of a covenant of this Agreement. In the event of any termination of this Agreement resulting from a party’s Fraud or Willful Breach of any representation, warranty or covenant set forth in this Agreement, such party shall be liable for each other party’s costs and expenses incurred in connection with enforcing this Agreement by legal action against the first party for such Fraud or Willful Breach to the extent such enforcement actions results in a judgment against the first party (collectively “Enforcement Costs”). Nothing shall limit or prevent any party from exercising any rights it may have under Section 9.13 in lieu of terminating this Agreement pursuant to this Article VIII. (b) In the event that: (i) this Agreement is terminated by the Company pursuant to Section 8.3(b); (ii) this Agreement is terminated by Parent pursuant to Section 8.4(b); or (iii) (A) this Agreement is terminated by Parent pursuant to Section 8.4(a) or by either Parent or the Company pursuant to Section 8.2(b) (but in the case of a termination by the Company, only if at such time Parent would not be prohibited from terminating this Agreement pursuant to the last proviso of Section 8.2(b)), (B) any Person has publicly disclosed and not withdrawn an Acquisition Proposal after the date of this Agreement and prior to such termination and (C) within twelve (12) months after such termination, the Company enters into an Alternative Acquisition Agreement with respect to the Acquisition Proposal (and the transactions contemplated by such Acquisition Proposal are subsequently consummated) or such Acquisition Proposal is consummated (provided, that, for purposes of clause (C) of this Section 8.5(b)(iii), references to “15%” in the definition of Acquisition Proposal will be substituted for “50%”); then, in any such case, the Company will pay Parent a termination fee of $2,000,000 (the “Company Termination Fee”), by wire transfer of immediately available funds to the account or accounts designated by Parent. Any payment required to be made (1) pursuant to clause (i) of this Section 8.5(b) will be paid concurrently with such termination, (2) pursuant to clause (ii) of

-61- this Section 8.5(b) will be paid no later than three (3) Business Days after such termination and (3) pursuant to clause (iii) of this Section 8.5(b) will be payable to Parent upon consummation of the transaction referenced therein; provided, that Parent shall have timely provided wire instructions for such payment to be made or, to the extent that Parent has failed to timely provide wire instructions for payment, promptly upon receipt by the Company of such instructions. The Company will not be required to pay the Company Termination Fee pursuant to this Section 8.5(b) more than once. (c) In the event that this Agreement is terminated by the Company pursuant to Section 8.3(a), Parent will pay the Company a termination fee of $2,000,000 (the “Parent Termination Fee”), by wire transfer of immediately available funds to the account or accounts designated by the Company. Any payment required to be made pursuant this Section 8.5(c) will be paid no later than three (3) Business Days after such termination; provided, that the Company shall have timely provided wire instructions for such payment to be made or, to the extent that the Company has failed to timely provide wire instructions for payment, promptly upon receipt by Parent of such instructions. Parent will not be required to pay the Parent Termination Fee pursuant to this Section 8.5(c) more than once. (d) Each of the parties further acknowledges that the payment by the Company of the Company Termination Fee, or by Parent of the Parent Termination Fee, as applicable, if and when payable, is not a penalty, but is liquidated damages in a reasonable amount that will compensate the applicable non-breaching party in the circumstances in which the Company Termination Fee or Parent Termination Fee, as applicable, is payable for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. Subject in all respects to applicable party’s injunction, specific performance and equitable relief rights and related rights set forth in Section 9.13, in the circumstances where the Company Termination Fee or Parent Termination Fee, as applicable, is payable pursuant to this Section 8.5, (i) Parent’s receipt of the Company Termination Fee shall be the sole and exclusive monetary damages remedy of Parent, Purchaser or any of their respective former, current or future general or limited partners, stockholders, financing sources, managers, members, directors, officers or Affiliates (collectively, the “Parent Related Parties”) against the Company and any of its former, current or future officers, directors, partners, stockholders, managers, members or Affiliates (collectively, “Company Related Parties”) in respect of any breach of, or inaccuracy contained in, the Company’s covenants, agreements, representations or warranties in this Agreement or for any other loss suffered as a result of the failure of the Contemplated Transactions to be consummated or failure to perform hereunder or otherwise, and upon receipt of the Company Termination Fee, none of the Company Related Parties will have any further liability or obligations relating to or arising out of this Agreement or the Contemplated Transactions and (ii) the Company’s receipt of the Parent Termination Fee shall be the sole and exclusive monetary damages remedy of the Company and the Company Related Parties, in respect of any breach of, or inaccuracy contained in, Parent or Purchaser’s covenants, agreements, representations or warranties in this Agreement or for any other loss suffered as a result of the failure of the Contemplated Transactions to be consummated or failure to perform hereunder or otherwise, and upon receipt of the Parent Termination Fee, none of the Parent Related Parties will have any further liability or obligations relating to or arising out of this

-62- Agreement or the Contemplated Transactions. For the avoidance of doubt, nothing in this Section 8.5(d) limits the liability of any party in the event of Fraud or Willful Breach, which shall include Enforcement Costs. While Parent may pursue both a grant of specific performance in accordance with Section 9.13 and the payment of the Company Termination Fee under this Section 8.5, under no circumstances shall Parent be permitted or entitled to receive both a grant of specific performance that results in a Closing and any money damages (other than Enforcement Costs), including all or any portion of the Company Termination Fee. While the Company may pursue both a grant of specific performance in accordance with Section 9.13 and the payment of the Parent Termination Fee under this Section 8.5, under no circumstances shall Company be permitted or entitled to receive both a grant of specific performance that results in a Closing and any money damages (other than Enforcement Costs), including all or any portion of the Parent Termination Fee. Section 8.6. Expenses. Except as otherwise specifically provided herein, each party will bear its own expenses in connection with this Agreement and the Contemplated Transactions. Section 8.7. Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed by the parties hereto prior to the Acceptance Time. At any time prior to the Acceptance Time, the Company, on the one hand, and Parent and Purchaser, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, and (c) subject to the requirements of applicable Law, waive compliance by the other with any of the agreements or conditions contained herein, except that the Minimum Tender Condition may only be waived by Purchaser with the prior written consent of the Company. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any rights or remedies will not constitute a waiver of such rights or remedies. ARTICLE IX GENERAL PROVISIONS Section 9.1. Non-Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and (b) this Article IX. The Confidentiality Agreement will survive termination of this Agreement in accordance with its terms. Section 9.2. Notices. All notices, requests, claims, demands and other communications hereunder must be in writing and must be given (and will be deemed to have been duly given): (a) when delivered, if delivered in Person, (b) when sent, if sent by email (assuming no “Bounce- Back” message is received), (c) three (3) Business Days after sending, if sent by registered or certified mail (postage prepaid, return receipt requested) and (d) one (1) Business Day after sending, if sent by overnight courier, in each case, to the respective parties at the following addresses (or at such other address for a party as have been specified by like notice):

-63- (i) if to Parent or Purchaser: Kuva Labs Inc. 1980 Post Oak Blvd, Suite 100 Houston, TX 77056 Attention: Mark Land, Chief Executive Officer Email: with an additional copy (which will not constitute notice) to: Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 Attention: Edwin O’Connor and Amanda J. Gill Email: EOConnor@goodwinlaw.com and AGill@goodwinlaw.com (ii) if to the Company: Lisata Therapeutics, Inc. 110 Allen Road, Second Floor Basking Ridge, NJ 07920 Attention: David J. Mazzo, Ph.D.; Tariq Imam Email: with an additional copy (which will not constitute notice) to: Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 919 Third Avenue New York, NY 10022 Attention: Jeffrey Schultz, Daniel Bagliebter and Ivan Presant Email: JSchultz@mintz.com, DABagliebter@mintz.com and IJPresant@mintz.com Section 9.3. Certain Definitions. For purposes of this Agreement the term: “2009 Equity Plan” means the Company’s Amended and Restated 2009 Equity Compensation Plan, as amended and/or restated from time to time. “2015 Equity Plan” means the Company’s 2015 Equity Compensation Plan, as amended and/or restated from time to time. “2016 Equity Plan” means the Company’s Cend Therapeutics, Inc. (fka DrugCendeR, Inc.) 2016 Equity Incentive Plan, as amended and/or restated from time to time. “2017 ESPP” means the Company’s 2017 Employee Stock Purchase Plan, as amended and/or restated from time to time.

-64- “2018 Equity Plan” means the Company’s 2018 Equity Incentive Compensation Plan, as amended and/or restated from time to time. “Acquired Companies” means the Company and its Subsidiaries, collectively. “Acquisition Proposal” means any offer or proposal made or renewed by a Person or group (other than Parent or Purchaser) at any time after the date of this Agreement that is structured to permit such Person or group to acquire beneficial ownership of twenty percent (20%) or more of the total voting power of any class of equity securities of the Company or fifteen percent (15%) or more of the consolidated total assets of the Acquired Companies, whether pursuant to a merger, consolidation, or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer, joint venture, license or similar transaction, including any single or multi-step transaction or series of related transactions, in each case, other than the Offer and the Merger. “Action” means any cause of action, audit, mediation, action, suit, arbitration, proceeding, or other legal proceeding. “Affiliate” of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such particular Person. For the purposes of this definition, “controlling,” “controlled” and “control” mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities or partnership or other ownership interests-contract or otherwise. “Anti-Corruption and Anti-Bribery Laws” means the FCPA, as amended, any rules or regulations thereunder, or any other applicable United States or foreign anti-corruption or anti-bribery Laws or regulations. “Balance Sheet Date” means September 30, 2025. “Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York or Houston, Texas are authorized or obligated by applicable Law to close. “Change of Board Recommendation” means (a) the public announcement of the withdrawal or qualification or modification of the Company Board Recommendation or the public announcement of any proposal to withdraw or qualify or modify the Company Board Recommendation (or any agreement to take any such action), (b) the adoption, endorsement, approval or recommendation, or the public announcement of the adoption, endorsement, approval or recommendation, of any Acquisition Proposal, (c) the failure by the Company, within ten (10) Business Days of the commencement of a tender or exchange offer for Shares that constitutes an Acquisition Proposal by a Person other than Parent or any of its Affiliates, to file a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act recommending that the holders of Shares reject such Acquisition Proposal and not tender any Shares into such tender or exchange offer, (d) the failure by the Company to include the Company Board Recommendation in the Schedule 14D-9 when mailed to the Company’s stockholders, or (e) except in the case of the commencement of a tender or exchange offer for

-65- Shares that constitutes an Acquisition Proposal by a Person other than Parent or any of its Affiliates (which shall be the subject of clause (b) of this definition), the failure by the Company Board or a committee thereof to publicly reaffirm the Company Board Recommendation within three (3) Business Days of receiving a written request from Parent to provide such public reaffirmation following receipt by the Company of a publicly announced Acquisition Proposal. Parent may deliver such request at any time and from time to time, with respect to any Acquisition Proposal. “Company Bylaws” means the Amended and Restated Bylaws of the Company, effective July 27, 2016 as amended by the Amendments to the Amended and Restated Bylaws of the Company, effective September 18, 2017. “Company Charter” means the Amended and Restated Certificate of Incorporation of the Company, dated as of July 27, 2016, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated as of September 14, 2022 and Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated as of September 15, 2022. “Company Common Stock” means the common stock, $0.001 par value per share, of the Company. “Company-Licensed Intellectual Property” means all Intellectual Property necessary for, and material to, the conduct of the Acquired Companies’ business as currently conducted, in each case, other than any Owned Intellectual Property. “Company Equity Awards” means, collectively, the Company Stock Options, Company Restricted Stock, and the Company RSUs, but excluding, for the avoidance of doubt, any awards under the 2017 ESPP. “Company Equity Plans” means, collectively, the 2009 Equity Plan, the 2015 Equity Plan, the 2016 Equity Plan and the 2018 Equity Plan. “Company Material Adverse Effect” means any change, effect, event, inaccuracy, occurrence, or other matter that has, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, condition (financial or otherwise), assets, liabilities, operations or results of operations of the Acquired Companies, taken as a whole; provided, however, that any changes, effects, events, inaccuracies, occurrences or other matters resulting from any of the following will not be deemed to constitute a Company Material Adverse Effect and will be disregarded in determining whether a Company Material Adverse Effect has occurred: (a) matters generally affecting the United States or foreign economies, financial or securities markets, or political, legislative or regulatory conditions or changes in general political, social, geopolitical or regulatory conditions, or the industry in which the Acquired Companies operate; (b) acts of war or terrorism (including cyber-attacks and computer hacking), national emergencies, U.S. federal government shutdowns, natural disasters, force majeure events, weather or environmental events or health emergencies, including pandemics or epidemics (including COVID-19 and any evolutions or mutations thereof) and related or associated epidemics, disease outbreaks or quarantine restrictions; (c) any changes in financial,

-66- banking or securities markets; (d) any change in the market price or trading volume of the Shares; provided, that, that any effect causing or contributing to any change in stock price or trading volume of such Shares may be taken into account in determining whether a Company Material Adverse Effect has occurred, unless excluded under another clause of this definition; (e) any failure by the Acquired Companies to meet any internal or analyst projections or forecasts or estimates of revenues, earnings, or other financial metrics for any period; provided, that, this exception will not preclude a determination that a matter underlying such failure has resulted in or contributed to a Company Material Adverse Effect; (f) any changes in, or adverse results, developments or outcomes of, preclinical studies or clinical trials or other research or development activities conducted by or on behalf of the Acquired Companies, including adverse data or trial results; (g) the termination of the Exclusive License and Collaboration Agreement with Qilu Pharmaceutical dated February 11, 2021, as amended by First Amendment to Exclusive License Agreement dated April 26, 2021, and further amended by Side Letter Agreement dated November 1, 2023, in accordance with the Mutual Termination Agreement dated January 23, 2026; (h) changes in Laws, regulations, accounting principles, GAAP or the authoritative interpretations thereof; (i) the negotiation, execution, announcement or pendency of this Agreement or the Contemplated Transactions, including the impact thereof on customers, suppliers, employees or other persons having business relationships with the Company (provided, that this clause (i) shall not apply to the representations and warranties set forth in Section 4.4 or Section 4.5 or the condition set forth in clause 2(a)(ii) of Annex I to the extent relating to such representations and warranties); (j) any reduction in the amount of cash or cash equivalents of the Acquired Companies resulting from expenditures made in the ordinary course of business that are not in violation of Section 6.1 set forth in this Agreement; or (k) the performance of this Agreement and the Contemplated Transactions, including compliance with covenants set forth herein (excluding the requirement that the Company operate in the ordinary course of business), or the taking of any action or failure to take any action by the Company at the request or with the prior written consent of Parent or Purchaser; provided, that, in each of the foregoing clauses (a), (b), (c), (d) and (h), such effects referred to therein may be taken into account to the extent that the Acquired Companies, taken as a whole, are disproportionally affected as compared with other companies of comparable size in the industry in which the Acquired Companies operate. “Company Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), and each stock purchase, stock option, restricted stock, equity-based, phantom equity, severance, transaction, retention, employment, consulting, change in control, bonus, commission, compensation, incentive, Tax gross up, employee loan, nonqualified deferred compensation, pension, retirement, supplemental retirement, profit sharing, group insurance, health, dental, vision, disability, life insurance, vacation, paid time off, leave of absence, fringe and each other compensation or benefit plan, program, policy or agreement, in each case, whether formal or informal, written or unwritten, funded or unfunded, that the Company or any its Subsidiaries sponsor, maintains, contributes to or is obligated to contribute to, in each case, for the benefit of any current or former officer, director, employee or individual independent contractor of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any current or contingent Liability; provided, however, that Company Plan will not include any plan that is sponsored or maintained by a Governmental Body or maintained for the benefit of current or former officers, directors, employees or individual independent contractors of the Company who

-67- are primarily located in a jurisdiction other than the United States if the benefits provided thereunder are required to be provided by statute and do not exceed the level of benefits required to be so provided. For clarity, “Company Plans” includes the “Company Equity Plans,” the “Company Severance Plan” and the “2017 ESPP.” Furthermore, in the case of a Company Plan funded through a trust described in Section 401(a) of the Code or an organization described in Section 501(c)(9) of the Code, or any other funding vehicle, each reference to such Company Plan shall include a reference to such trust, organization or other vehicle. “Company Preferred Stock” means the Series B Convertible Redeemable Preferred Stock, $0.01 par value per share, of the Company. “Company Restricted Stock” means any restricted Common Shares granted under any Company Equity Plan or otherwise that, as of immediately prior to the Effective Time, is not vested or are subject to a repurchase option, risk of forfeiture or other similar risk or condition under any applicable restricted stock award agreement. “Company RSU” means a restricted stock unit granted under any Company Equity Plan or otherwise. “Company Securities” means (i) shares of capital stock or other voting securities of or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of or ownership interests in the Company, (iii) warrants, calls, options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of or voting securities of the Company. “Company Severance Plan” means the Company’s Severance Plan, dated June 10, 2025, as amended and/or restated from time to time. “Company Stock Option” means an option to purchase Common Shares granted under any Company Equity Plan or otherwise. “Company Warrants” means the warrants to purchase Common Shares issued by the Company on January 25, 2021 and on July 24, 2024, to the holders thereof. “Contemplated Transactions” means each of the transactions contemplated by this Agreement, including the Offer and the Merger. “Contract” means any agreement, contract, subcontract, lease, sub-lease, occupancy agreement, binding understanding, obligation, promise, instrument, indenture, mortgage, note, option, warranty, purchase order, license, sublicense, commitment or undertaking of any nature, which, in each case, is legally binding upon a party or on any of its Affiliates.

-68- “Copyrights” means all works of authorship (whether or not copyrightable) and all copyrights (whether or not registered), including all registrations thereof and applications therefor, and all renewals, recordation, extensions, restorations and reversions of the foregoing, including moral rights of authors and technical database rights. “Determination Notice” means any notice delivered by the Company to Parent pursuant to Section 6.3(e)(i) or Section 6.3(e)(ii). “Domain Names” means Internet domain names that are registered with any domain name registrar. “Environment” means any air (whether ambient outdoor or indoor), surface water, drinking water, groundwater, land surface, wetland, subsurface strata, soil, sediment, plant or animal life, any other natural resources, and the sewer, septic and waste treatment, storage and disposal systems servicing real property or physical buildings or structures. “Environmental Laws” means all foreign, federal, state, or local Laws (including common law) or any binding agreement, memorandum of understanding or consent order issued or entered by or with any Governmental Body or Person relating to (a) the Environment, including pollution, contamination, cleanup, preservation, protection and reclamation of the Environment, (b) human health and safety with regard to exposure to any Hazardous Substances, (c) any Release of any Hazardous Substances, including investigation, assessment, testing, monitoring, containment, removal, remediation and cleanup of any such Release, (d) the management of any Hazardous Substances, including the use, labeling, processing, disposal, storage, treatment, transport, or recycling of any Hazardous Substances or (e) the presence of Hazardous Substances in any building, physical structure, product or fixture. “ERISA Affiliate” means any trade or business (whether or not incorporated) which is, or has at any relevant time been, under common control, or treated as a single employer, with the Company, or any of their respective Subsidiaries, as applicable, under Sections 414(b), (c), (m) or (o) of the Code. “FDA” means the U.S. Food and Drug Administration and any successor agency thereto. “FDA Laws” means all Laws applicable or relating to Company Permits, the development, research, non-clinical and clinical research, manufacture, production, packaging, labeling, sterilization, distribution, importation, exportation, handling, quality, safety surveillance, reporting of adverse events and product complaints, recall, commercialization, sale, or promotion of medical products, including the Products, or to the licensing, permitting, certification, accreditation, or registration of, and standards for, establishments involved in any such activities, including, but not limited to, to the extent applicable: (i) the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the Public Health Service Act (42 U.S.C. § 201 et seq.), and the rules, and regulations promulgated by the FDA thereunder; (ii) current Good Manufacturing Practice, Good Clinical Practice, and Good Laboratory Practice requirements, in each case as promulgated, endorsed, or enforced by a Governmental Body, including the regulations set forth in 21 C.F.R. Parts 11, 50, 54, 56, 58, 210, 211, and 312, the European

-69- Union’s Regulation (EC) No 726/2004, Regulation (EU) No 536/2014, Commission Implementing Regulation (EU) 2017/556, Commission Delegated Regulation (EU) 2017/1569, Directives 2001/20/EC, 2001/83/EC, 2017/1572/EU, 2004/9/EC, and 2005/28/EC as well as the corresponding national Laws of the European Union’s Member States, and the United Kingdom’s Good Laboratory Practice Regulations 1999, Medicines for Human Use (Clinical Trials) Regulations 2004, and Human Medicines Regulations 2012; (iii) licensure Laws relating to the manufacture, distribution, storage, holding, and possession of medical products; and (iv) any similar international, foreign, state, and local Laws; each as may be amended from time-to- time. “Federal Health Care Program” has the meaning set forth in 42 U.S.C. 1320a- 7b(f). “Finance Leases” means all obligations for finance leases (determined in accordance with GAAP). “Fraud” means common law fraud under Delaware law. “GAAP” means U.S. generally accepted accounting principles as in effect on the date of this Agreement. “Governmental Body” means any federal, state, provincial, local, municipal, foreign or other governmental or quasi-governmental authority, including, any arbitrator or arbitral body, mediator and applicable securities exchanges, or any department, minister, agency, commission, commissioner, board, subdivision, bureau, agency, instrumentality, court or other tribunal of any of the foregoing. “Hazardous Substance” means any hazardous, acutely hazardous, or toxic substance or waste, and any pollutant, contaminant, constituent, chemical, raw material, product or by-product or waste, including without limitation, mold, petroleum or any fraction thereof, asbestos or asbestos-containing material, polychlorinated biphenyls, perfluoroalkyl and polyfluoroalkyl substances, any perfluorinated or polyfluorinated substance, lead paint, insecticides, fungicides, rodenticides, pesticides and herbicides, that by virtue of its hazardous, toxic, poisonous, explosive, caustic, flammable, corrosive, infectious, pathogenic, carcinogenic or otherwise dangerous and deleterious properties is defined by or subject to regulation or gives rise to liability under applicable Environmental Laws, including the federal Comprehensive Environmental Response, Compensation and Liability Act or the federal Resource Conservation and Recovery Act. “Healthcare Laws” means, to the extent and applicable related to the conduct of the Company’s business as of the date of this Agreement, (a) all federal and state fraud and abuse Laws, including, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes, (b) Titles XVIII (42 U.S.C. §1395 et seq.) and XIX (42 U.S.C. §1396 et seq.) of the Social Security Act and the regulations promulgated thereunder, (c) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (42 U.S.C. §1395w-101 et seq.) and the regulations promulgated

-70- thereunder, (e) the Civil Monetary Penalties Act (42 U.S.C. § 1320a-7a) and all rules and regulations promulgated thereunder, (e) the federal health care program exclusion provisions (42 U.S.C. § 1320a-7) and all rules and regulations promulgated thereunder, and (f) the Patient Protection and Affordable Care Act. “In-The-Money Company Stock Option” means any Company Stock Option that has a per Common Share exercise price that is less than the Closing Amount as of immediately prior to the Effective Time. “Indebtedness” means, with respect to any Person, without duplication: (a) the principal, accreted value, accrued and unpaid interest, fees and prepayment premiums or penalties, unpaid fees or expenses and other monetary obligations in respect of (i) indebtedness of such Person for borrowed money and (ii) indebtedness evidenced by notes, debentures, bonds, or other similar instruments for the payment of which such Person is liable (including, for the avoidance of doubt, any amounts under any credit facility solely to the extent drawn) (b) all obligations of such Person issued or assumed as the deferred purchase price for assets, property, securities, or businesses, including seller notes, holdback or similar payments (whether contingent or otherwise), (c) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, solely to the extent drawn, (d) all obligations of such Person under Finance Leases and operating leases (calculated in accordance with GAAP), including all accrued and unpaid rent, breakage costs or similar fee, (e) all obligations of the type referred to in clauses (a) through (d) of any Persons or under any Contract, agreement, instrument or arrangement for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations (but solely to the extent of such responsibility or liability), (f) all obligations of the type referred to in clauses (a) though (e) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person); provided, that, if such Person has not assumed such obligations, then the amount of Indebtedness of such Person for purposes of this clause (f) will be equal to the lesser of the amount of the obligations of the holder of such obligations and the fair market value of the assets of such Person which secure such obligations, (g) any defined benefit pension, multiemployer pension, post-retirement health and welfare benefit, or unfunded benefit liability with respect to any retirement or health and welfare plan, program, agreement or arrangement, and any liability associated with any deferred compensation plan, program, agreement or arrangement, and, in each case, the employer portion of any Taxes related thereto; (h) any accrued and unused vacation, paid time off, sick or similar leave, and any accrued and unpaid severance obligations, or bonuses or commissions and any other bonuses or commissions that relate to the period on or prior to the Effective Time, irrespective of whether accrued, and in each case, the employer portion of any Taxes related thereto; and (i) any change of control payments, transaction and retention bonuses, severance and similar payments due or arising as a result of the consummation of the Contemplated Transactions (either alone or in combination with other events), in each case, and the employer portion of any Taxes related thereto (which employer Taxes shall also apply to any incentive equity being accelerated and/or cashed out in connection herewith whether or not such amounts qualify as “Indebtedness”).

-71- “Intellectual Property” means all of the following, including all rights in, arising out of, or associated therewith: (a) Trademarks; (b) Patents; (c) Trade Secrets; (d) Copyrights; (e) Domain Names and URLs; (f) computer programs, including, without limitation, computer programs embodied in semiconductor chips or otherwise embodied, and related flow-charts, programmer notes, updates and data, whether in object or source code form; and (g) all other intellectual property rights, whether registered or unregistered, and including remedies against infringement thereof and rights of protection of interest therein, with respect to (a)-(g), in any jurisdiction worldwide. “IP Contracts” means all Contracts which contain a grant of rights, title or interests with respect to Intellectual Property and under which (a) any Acquired Company has obtained from or granted to any third party any license, covenant not to sue, co-existence agreement, settlement agreement or other right, title or interest in or (b) any Acquired Company is expressly restricted from using, in each case, (a) and (b) of this definition, any Intellectual Property that is material to the business of the Acquired Companies, as of the date of this Agreement, except for any (i) non-disclosure Contract entered into in the ordinary course of business, (ii) Contract for Off-the-Shelf Services, and (iii) non-exclusive licenses granted pursuant to a sale of Products to customers or the purchase or use of equipment, reagents or other materials entered into in the ordinary course of business consistent with past practice. “Knowledge” of Parent or the Company, as applicable, means the actual knowledge of (i) with respect to Parent, Mark Land and (ii) with respect to the Company, David J. Mazzo, Ph.D., Kristen K. Buck, M.D., James Nisco, Tariq Imam, Gregory S. Berkin, and William K. Sietsema, Ph.D. “Law” means any foreign or U.S. federal, state, municipal or local law (including common law), treaty, statute, code, order, ordinance, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, or implemented by or under the authority of any Governmental Body (or under the authority of Nasdaq), and, for the sake of clarity, includes, but is not limited to, Healthcare Laws, FDA Laws and Environmental Laws. “Liability” means, with respect to any Person, any liability or obligation of that Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, asserted or unasserted, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of that Person in accordance with GAAP. “Liens” means any lien, mortgage, security interest, pledge, encumbrance, deed of trust, security interest, claim, lease, charge, option, preemptive right, subscription right, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement, encumbrance or restriction. “Merger Control Laws” means (a) any Law regulating foreign investment screening, national security or trade regulation and (b) the HSR Act, the Sherman Act, the Clayton Act, the Federal Trade Commission Act, and any other United States federal or state or foreign Laws that are designed to prohibit, restrict or regulate actions having the purpose or

-72- effect of monopolization or restraint of trade, or that aims at reviewing and controlling foreign investment. “Notice Period” means the period beginning at 5:00 p.m. Eastern Time on the day of delivery by the Company to Parent of a Determination Notice (even if such Determination Notice is delivered after 5:00 p.m. Eastern Time) and ending on the fourth (4th) Business Day thereafter at 5:00 p.m. Eastern Time; provided, that, with respect to any material change in the financial terms of any Superior Proposal, the Notice Period will extend until 5:00 p.m. Eastern Time on the second (2nd) Business Day after delivery of such revised Determination Notice; provided, further, that if fewer than five (5) Business Days remain prior to the scheduled Expiration Date, the Notice Period will be the period beginning upon delivery by the Company to Parent of a Determination Notice and ending twenty-four (24) hours thereafter. “Off-the-Shelf Service” means any commercially-available service (including software) obtained from a third party (a) on general commercial terms (including shrink-wrap, click-wrap and other “off-the-shelf” contracts), and (b) that is licensed for fixed payments of less than $250,000 in the aggregate or annual payments of less than $100,000 per year per vendor. “Out-Of-The-Money Company Stock Option” means any Company Stock Option that has a per Common Share exercise price that equals or exceeds the Closing Amount as of immediately prior to the Effective Time. “Owned Intellectual Property” means all Intellectual Property that is owned or purported to be owned (exclusively or jointly) by the Acquired Companies, as of the date of this Agreement that is used in, held for use in, or otherwise material to, the Company’s business. “Patents” means all worldwide issued patents (including issued utility and design patents), and any pending applications for the same, including all divisionals, provisionals, revisions, supplementary protection certificates, continuations, continuations-in-part, reissues, re- examinations, substitutions, extensions and renewals thereof, patent rights under any post-grant proceedings, any confirmation patent or registration patent or patent of addition based on any such patent, patent term adjustments, patent term extensions, and supplemental protection certificates or requests for continued examinations, foreign counterparts, and the like of any of the foregoing. “Permits” means all approvals, authorizations, certificates, certifications, consents, licenses, orders, applications, registrations, exemptions (including investigational exemptions), product listings, variances, operating certificates and permits and other similar authorizations of all Governmental Bodies and any amendments or supplements thereto. “Permitted Liens” means (a) statutory Liens for current Taxes not yet past due or the amount or validity of which is being contested in good faith through appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP, (b) mechanics’, carriers’, workers’, repairers’, contractors’, subcontractors’, suppliers’ and similar statutory Liens arising solely by operation of Law and not resulting from any default or failure of payment by the Company in respect of the construction, maintenance, repair or operation of assets for amounts that are (i) not delinquent, (ii) the amount or validity of which is being

-73- contested in good faith or (iii) do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the business of the Company, (c) Liens arising under workers’ compensation, unemployment insurance and social security that arise automatically and do not secure any past-due amounts, (d) such other Liens that would not reasonably be expected to, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of the Company, or (e) those matters set forth on Section 9.3 of the Company Disclosure Letter, as applicable. “Person” means an individual, a partnership, a corporation, a limited liability company, an unlimited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other entity, a Governmental Body or any department, agency or political subdivision thereof. “Personal Information” means data or information that (i) identifies an individual or, in combination with any other information or data, is capable of identifying an individual; (ii) is defined as “personal data,” “personally identifiable information,” or “personal information” under any Privacy Requirements; or (iii) is otherwise governed, regulated, or protected by one or more Privacy Requirements. “Products” means any product currently under preclinical or clinical development by the Acquired Companies. “Purchaser Material Adverse Effect” means any change, effect, event, inaccuracy, occurrence, or other matter that has a material adverse effect on the ability of Parent or Purchaser to timely perform its obligations under this Agreement or to timely consummate the Contemplated Transactions. “Reference Date” means January 1, 2023. “Release” means any release, spill, emission, escape, leak, pumping, injection, emptying, pouring, dumping, deposit, disposal (including the abandonment or discarding of barrels, containers or other receptacles containing Hazardous Substances), discharge, dispersal, leaching or migration into the indoor or outdoor Environment. “Representative” means the officers, employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives of a party. “SEC” means the U.S. Securities and Exchange Commission. “Subsidiary” means, with respect to any Person, any corporation, partnership, association, limited liability company, unlimited liability company or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) if a partnership, association, limited liability company, or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination

-74- thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association, limited liability company or other business entity if such Person or Persons are allocated a majority of partnership, association, limited liability company or other business entity gains or losses or otherwise control the managing director, managing member, general partner or other managing Person of such partnership, association, limited liability company or other business entity. “Superior Proposal” means an written bona fide Acquisition Proposal (except the references in the definition thereof to “fifteen percent” (15%) will be replaced by “fifty percent”(50%)) received after the date of this Agreement that the Company Board or a committee thereof has determined, in its good faith judgement (after consultation with its outside legal counsel and financial advisors), (a) would be reasonably expected to be more favorable from a financial point of view to the Company’s stockholders than the Contemplated Transactions, taking into account all the terms and conditions (including all financial, regulatory, financing, conditionality, legal and other terms and conditions) of such proposal and this Agreement (including any changes to the terms of this Agreement proposed by Parent pursuant to Section 6.3(e)); and (B) is reasonably likely to be completed. “Tax” or “Taxes” means any and all federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, escheat, unclaimed property, value-added, alternative or add-on minimum, or other tax of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition thereto, in each case imposed by or otherwise payable to a Governmental Body. “Tax Returns” means any return, report, election, designation, information return or other document (including schedules or any attachments thereto and any amendments thereof) required to be filed with any Governmental Body or other authority in connection with the determination, assessment or collection of any Tax. “Trade Secrets” means any and all proprietary or confidential information, including trade secrets, know-how, customer, distributor, consumer and supplier lists and data, clinical and technical data, operational data, engineering information, invention and technical reports, technical information, pricing information, research and development information, processes, formulae, methods, formulations, discoveries, specifications, designs, algorithms, plans, improvements, instructions, models, methodologies, information applicable to formulations, compositions or products or to their manufacture, development, registration, use or marketing, and other information useful in studying, testing, developing, producing or formulating, products or intermediates for the synthesis thereof. “Trademarks” means trademarks, service marks, corporate names, trade names, brand names, product names, logos, slogans, trade dress and other indicia of source or origin, any applications and registrations for the foregoing and the renewals thereof, and all goodwill associated therewith.

-75- “Treasury Regulations” means the Treasury Regulations under the Code. “Willful Breach” means a material breach, or a material failure to perform, any covenant, representation, warranty, or agreement set forth in this Agreement, in each case, that is the consequence of an intentional or willful act or omission by a party hereto with the knowledge that the taking of such act or failure to take such act would result in, constitute or cause a material breach or material failure to perform this Agreement. The following terms are defined in the section or subsection of this Agreement set forth after such term below: Terms Not Defined in this Section 9.3 Section Acceptance Time Section 1.1(a)(ii) Affiliate Transaction Section 4.23 Alternative Acquisition Agreement Section 6.3(d) Book-Entry Share Section 3.5(c) Capital Section 5.11(a) Capital Commitment Letter Section 5.11(a) Capital Investor Section 5.11(a) Certificate Section 3.5(b) Certificate of Merger Section 2.2 Closing Section 2.2 Closing Amount Recitals Closing Date Section 2.2 Code Section 3.7 Common Share Recitals Common Merger Consideration Recitals Company Preamble Company Board Recitals Company Board Recommendation Section 4.2 Company Disclosure Letter Article IV Company Material Contract Section 4.12(a) Company Organizational Documents Section 4.1 Company Permits Section 4.20(a) Company Registered Intellectual Property Section 4.13(a) Company Related Parties Section 8.5(c) Company SEC Documents Section 4.6(a) Company Termination Fee Section 8.5(b) Confidential Information Section 6.2(b) Confidentiality Agreement Section 1.3 Contingent Workers Section 4.19(b) Continuing Employee Section 6.4(a) CVR Recitals CVR Agreement Recitals D&O Tail Policy Section 6.5(b) DGCL Recitals

-76- Terms Not Defined in this Section 9.3 Section Dissenting Shares Section 3.4(a) Effective Time Section 2.2 Enforcement Costs Section 8.5(a) Environmental Liabilities Section 4.18(d) Equity Actions Section 3.2 ERISA Section 4.17(c) Exchange Act Section 1.1(a)(i) Excluded Benefits Section 6.4(a) Expiration Date Section 1.1(a)(i) FCPA Section 4.20(h) Financing Amount Section 5.11(c) Government Official Section 4.20(h) Grant Date Section 4.3(b) HSR Act Section 4.5 Indemnified Party Section 6.5(c) Initial Expiration Date Section 1.1(a)(i) Insurance Policies Section 4.16 Intended Tax Treatment Section 6.16 IP Assignment Agreement Section 4.13(j) IT Assets Section 4.14(c) Maximum Amount Section 6.5(b) Measurement Date Section 4.3(b) Merger Recitals Merger Consideration Section 3.1(a) Minimum Tender Condition Paragraph 1(a) of Annex I Nasdaq Section 1.1(a)(ii) Offer Recitals Offer Conditions Section 1.1(a)(i) Offer Documents Section 1.1(b) Offer Price Recitals Outside Date Section 8.2(b) Parent Preamble Parent Related Parties Section 8.5(c) Parent Termination Fee Section 8.5(c) Parent Welfare Plan Section 6.4(b) Paying Agent Section 3.5(a) Pre-Closing Period Section 6.1(a) Preferred Share Recitals Preferred Merger Consideration Recitals Privacy Laws Section 4.14(a) Privacy Requirements Section 4.14(a) Purchaser Preamble Related Party Section 4.23 Rights Agent Recitals

-77- Terms Not Defined in this Section 9.3 Section Rollover Shares Recitals Rollover Stockholders Recitals Sarbanes-Oxley Section 4.9(d) Share Recitals Schedule 14D-9 Section 1.2 Schedule TO Section 1.1(b) Stockholder List Date Section 1.3 Stockholder Litigation Section 6.12 Support Agreement Recitals Surviving Corporation Section 2.1 Takeover Laws Section 4.22 Trade Controls Section 4.20(i) WARN Section 4.19(e) Section 9.4. Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or incapable of being enforced by any rule of law or public policy, the remaining provisions of this Agreement will be enforced so as to conform to the original intent of the parties as closely as possible in a mutually acceptable manner so that the Contemplated Transactions are fulfilled to the fullest extent possible. Section 9.5. Assignment. This Agreement may not be assigned by operation of law or otherwise without the prior written consent of each of the other parties and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect; provided, however, Parent or Purchaser may assign this Agreement to any of their Affiliates; provided, further, that, (i) such assignment shall not impede or delay the consummation of the Contemplated Transactions or otherwise impede the rights of the express beneficiaries of this Agreement under Section 9.6 and (ii) no such assignment shall relieve Parent or Purchaser of its obligations hereunder. Section 9.6. Entire Agreement; Third-Party Beneficiaries. This Agreement (together with the collateral documents, exhibits and instruments referred to therein), the CVR Agreement, the Support Agreements, the Capital Commitment Letter and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided, however, that the Confidentiality Agreement will survive the execution or termination of this Agreement and remain in full force and effect, and provided, further, that if the Effective Time occurs, the Confidentiality Agreement shall automatically terminate and be of no further force and effect. Except for (a) the rights of the stockholders of the Company to receive the Offer Price and the Merger Consideration, and the holders of Company Equity Awards to receive the consideration described in Section 3.2, (b) the right of the Company, on behalf of the stockholders of the Company and the holders of Company Equity Awards (each of which are third party beneficiaries hereunder to the extent required for this clause (b) to be enforceable), to pursue specific performance as set forth in Section 9.13 or, if specific performance is not sought or granted as a remedy, damages in the event of Parent’s or Purchaser’s breach of this Agreement,

-78- (c) as provided in Section 6.5 (which is intended for the benefit of each Indemnified Party, all of whom will be third-party beneficiaries of these provisions), and (d) the rights of the Company Related Parties under Section 8.5(c), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies. Section 9.7. Governing Law. This Agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof. Section 9.8. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement. Section 9.9. Counterparts. This Agreement may be executed and delivered (including by email transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. Section 9.10. Parent Performance Guaranty. As a condition to the inducement of the Company’s willingness to enter into this Agreement, Parent hereby guarantees the due, prompt and faithful performance and discharge by, and compliance with, all of the obligations, covenants, terms, conditions and undertakings of Purchaser under this Agreement in accordance with the terms hereof, including any such obligations, covenants, terms, conditions and undertakings that are required to be performed discharged or complied with following the Effective Time. Section 9.11. Jurisdiction; Waiver of Jury Trial. (a) Each of the parties hereto hereby (i) expressly and irrevocably submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware, in the event any dispute arises out of this Agreement, the Offer, or the Merger, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it shall not bring any action relating to this Agreement, the Offer, or the Merger in any court other than the Court of Chancery of the State of Delaware or if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware; provided, that, each of the parties hereto has the right to bring any action or proceeding for enforcement of a judgment entered by such court in any other court or jurisdiction. (b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY

-79- PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. Section 9.12. Service of Process. Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 9.11 in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 9.2. However, the foregoing will not limit the right of a party to effect service of process on the other party by any other legally available method. Section 9.13. Specific Performance. (a) The parties hereto acknowledge and agree that, in the event of any breach of or failure to perform any provision of this Agreement, irreparable harm would occur that monetary damages, even if available, would not be an adequate remedy. It is accordingly agreed that each party hereto will be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to and injunction or injunctions, specific performance or other equitable relief to compel specific performance to prevent or restrain breaches or threatened breaches of this Agreement in any action without proof of damages or otherwise and without the posting of a bond or undertaking. The Company shall only be entitled to an injunction, specific performance or other equitable relief to cause Parent to enforce its rights under the Capital Commitment Letter to cause the Financing Amount to be funded under the Capital Commitment Letter if, and only if, (i) all of the conditions set forth in the Offer Conditions in Annex I and Section 7.1(a) of this Agreement have been and continue to be satisfied or waived (other than those that, by their nature, are to be satisfied at the Closing; provided, that those conditions could be satisfied if the Closing were to occur), (ii) the Company has irrevocably confirmed by written notice to Parent that the Company is ready, willing, and able to consummate the Closing if specific performance is granted and the Financing Amount is funded, and (iii) the Merger has not been consummated in accordance with Section 2.1, and under no other circumstances. The right of specific enforcement provided in this Section 9.13 is an integral part of the Contemplated Transactions and without that right, none of the Company, Parent or Purchaser would have entered into this Agreement. The parties hereto further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy or that the parties hereto otherwise have adequate remedy at law. If, prior to any termination of this Agreement or the Outside Date, any party hereto brings any proceeding, in each case, in accordance with Section 9.11, to enforce specifically the performance of the terms and provisions hereof by any other party hereto, the Outside Date shall automatically be extended by: (x) the amount of time during which such proceeding is pending, plus twenty (20) Business Days; or (y) such other time period established by the court presiding over such proceeding, as the case may be.

-80- (b) Notwithstanding the parties’ rights to specific performance pursuant to Section 9.13(a), each party may pursue any other remedy available to it at law or in equity, including monetary damages. Section 9.14. Interpretation. When reference is made in this Agreement to a Section, such reference will be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” will not be exclusive. References to “ordinary course of business” refer to the ordinary course of business of the Company, including reasonable actions or omissions taken or to be taken by the Company in good faith from time to time in response to changing economic and other conditions, circumstances and events. Whenever used in this Agreement, any noun or pronoun will be deemed to include the plural as well as the singular and to cover all genders. The phrases “made available” and “delivered,” when used in reference to anything made available to Parent, Purchaser or any of their respective Representatives prior to the execution of this Agreement, shall be deemed to include information or documents (i) uploaded to the virtual data room hosted by ShareFile or (ii) filed with the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC on or after January 1, 2024, and, in each case, at least one (1) Business Days prior to the date hereof. All accounting terms used and not defined herein shall have the respective meanings given to them under GAAP. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statues) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References herein to any statute includes all rules and regulations promulgated thereunder. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. Time is of the essence with respect to the performance of the obligations set forth in this Agreement and the provisions hereof will be interpreted as such. [Remainder of Page Left Blank Intentionally]

[Signature Page to Agreement and Plan of Merger] IN WITNESS WHEREOF, each of Parent, Purchaser and the Company has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized. KUVA LABS INC. By: /s/ Mark Land _______________ Name: Mark Land Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger] IN WITNESS WHEREOF, each of Parent, Purchaser and the Company has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized. KUVA ACQUISITION CORP. By: /s/ Mark Land _______________ Name: Mark Land Title: President

[Signature Page to Agreement and Plan of Merger] IN WITNESS WHEREOF, each of Parent, Purchaser and the Company has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized. LISATA THERAPEUTICS, INC. By: David J. Mazzo, Ph.D. ________ Name: David J. Mazzo, Ph.D. Title: President and Chief Executive Officer

Annex I CONDITIONS TO THE OFFER Capitalized terms used in this Annex I and not otherwise defined herein have the meanings assigned to them in the Agreement. 1. Purchaser is not required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Purchaser’s obligation to pay for or return tendered Shares promptly after the termination or withdrawal of the Offer), to pay for any Shares validly tendered and not validly withdrawn in connection with the Offer, unless, immediately prior to the then applicable Expiration Date: (a) there have been validly tendered in the Offer and “received” by the “depositary” (as such terms are defined in Section 251(h) of the DGCL), and not validly withdrawn prior to the Expiration Date that number of Shares that, together with the number of Shares, if any, then owned beneficially by Parent and Purchaser (together with their wholly owned Subsidiaries), which shall include the Rollover Shares, represents at least a majority of the Shares outstanding as of the consummation of the Offer (such condition in this Paragraph 1(a) being, the “Minimum Tender Condition”); (b) (i) to the extent applicable, any applicable waiting period under the HSR Act has expired or been terminated and (ii) all approvals or clearances applicable to the Offer or the Merger in accordance with the foreign Merger Control Laws listed on Annex IV have been obtained or given; (c) no court of competent jurisdiction has issued an order, decree or ruling or taken any other action restraining, making illegal, enjoining or otherwise prohibiting the acquisition of or payment for the Shares pursuant to the Offer or the consummation of the Merger, and no Law applicable to the Offer or the Merger restraining, making illegal, or otherwise prohibiting the acquisition of or payment for the Shares pursuant to the Offer or the consummation of the Merger shall be in effect. 2. Additionally, Purchaser is not required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Purchaser’s obligation to pay for or return tendered Shares promptly after the termination or withdrawal of the Offer), to pay for any Shares validly tendered and not validly withdrawn in connection with the Offer if, immediately prior to the then applicable Expiration Date, any of the following conditions exist: (a) (i) the Company has breached in a material respect its agreements and covenants to be performed or complied with by it under the Agreement on or before the Acceptance Time and has not thereafter cured such breach or failure to comply, unless such breach or failure to comply has been waive in writing by Parent, (ii) the representations and warranties of the Company contained in the Agreement (other than the representations and warranties set forth in Section 4.1 (Organization and Corporate Power; Subsidiaries), Section 4.2 (Authorization; Valid and Binding Agreement), Section 4.3 (Capital Stock), Section 4.4 (No Breach), Section 4.5 (Consent), Section 4.8 (Absence of Certain

Developments), Section 4.21 (Brokerage), Section 4.22 (State Takeover Statutes), Section 4.25 (No Rights Agreement), Section 4.26 (Opinion) and Section 4.27 (No Vote Required)) and that (x) are not made as of a specific date are not true and correct as of the Expiration Date, as though made on and as of the Expiration Date, and (y) are made as of a specific date are not true as of such date, in each case, except, in the case of (x) or (y), where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect”) has not had, individually or in the aggregate, a Company Material Adverse Effect or (iii) the representations and warranties set forth in Section 4.1 (Organization and Corporate Power; Subsidiaries), Section 4.2 (Authorization; Valid and Binding Agreement), Section 4.3 (Capital Stock), Section 4.4 (No Breach), Section 4.5 (Consent), Section 4.8 (Absence of Certain Developments), Section 4.21 (Brokerage), Section 4.22 (State Takeover Statutes), Section 4.25 (No Rights Agreement), Section 4.26 (Opinion) and Section 4.27 (No Vote Required) are not true and correct in all respects, except for immaterial inaccuracies, as of the Expiration Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is not true and correct, except for immaterial inaccuracies, as of such earlier date); (b) the Company has not delivered to Parent a certificate dated as of the Expiration Date signed on behalf of the Company by a senior executive officer of the Company to the effect that the conditions set forth in Paragraphs 2(a) and 2(c) have been satisfied as of the Expiration Date; (c) since the date of the Agreement, there has occurred no Company Material Adverse Effect; or (d) the Agreement has been validly terminated pursuant to its terms. The conditions set forth in Paragraph 2 of this Annex I are for the benefit of Parent and Purchaser, and, except for the conditions set forth in clause (d), Parent or Purchaser may waive such conditions, in whole or in part, at any time or from time to time prior to the Expiration Date, in each case, subject to the terms and conditions of the Agreement and the applicable rules and regulations of the SEC.